Exhibit 99.1
--------------------------------------------------------------------------------


                               PURCHASE AGREEMENT

                                     among

                                 PEAPOD, INC.,
                             a Delaware corporation

                                      and

                             KONINKLIJKE AHOLD N.V.


                            -----------------------

                                     Dated

                                 April 14, 2000

                            -----------------------


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I

DEFINITIONS...............................................................   1

                                   ARTICLE II

SALE AND PURCHASE.........................................................   7
  SECTION 2.1. Sale and Issuance of Shares and Warrants...................   7
  SECTION 2.2. Closings...................................................   7

                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................   8
  SECTION 3.1. Organization and Standing..................................   8
  SECTION 3.2. Capital Stock..............................................   8
  SECTION 3.3. Subsidiaries...............................................   9
  SECTION 3.4. Authorization; Enforceability..............................   9
  SECTION 3.5. No Violation; Consents.....................................   9
  SECTION 3.6. Permits....................................................  10
  SECTION 3.7. Litigation.................................................  10
  SECTION 3.8. SEC Documents; Financial Statements........................  10
  SECTION 3.9. Change in Condition........................................  11
  SECTION 3.10. Employee Benefit Plans and Labor Matters..................  11
  SECTION 3.11. Interests in Real Property................................  14
  SECTION 3.12. Leases....................................................  14
  SECTION 3.13. Compliance with Law.......................................  15
  SECTION 3.14. Related Party Transactions................................  15
  SECTION 3.15. Tax Matters...............................................  15
  SECTION 3.16. Environmental Matters.....................................  16
  SECTION 3.17. Intellectual Property.....................................  17
  SECTION 3.18. Registration Rights.......................................  20
  SECTION 3.19. Insurance.................................................  20
  SECTION 3.20. Contracts.................................................  20
  SECTION 3.21. Questionable Payments.....................................  21
  SECTION 3.22. Accuracy of Information...................................  21
  SECTION 3.23. Private Offering..........................................  21
  SECTION 3.24. Split Pea.................................................  21
  SECTION 3.25. Brokers...................................................  22
  SECTION 3.26. Voting and Proxy Agreements...............................  22
  SECTION 3.27. Rights Agreement..........................................  22
  SECTION 3.28. Determination of Amount of Capital........................  22
  SECTION 3.29. Fairness Opinion..........................................  23
  SECTION 3.30. State Takeover Statutes...................................  23
  SECTION 3.31. Malloy Stock, Options and Note............................  23
  SECTION 3.32. Other Interests...........................................  23
  SECTION 3.33. Books and Records.........................................  23
  SECTION 3.34. Personal Property.........................................  23
  SECTION 3.35. Accounts Receivable.......................................  23

                                                                          Page
                                                                          ----
  SECTION 3.36. Inventory................................................  24
  SECTION 3.37. Product Liability........................................  24
  SECTION 3.38. Copies of Documents......................................  24

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........................  24
  SECTION 4.1. Authorization; Enforceability; No Violations..............  24
  SECTION 4.2. Consents..................................................  25
  SECTION 4.3. Private Placement.........................................  25

                                   ARTICLE V

COVENANTS OF THE COMPANY.................................................  25
  SECTION 5.1. Operation of Business.....................................  25
  SECTION 5.2. Negative Covenants........................................  26
  SECTION 5.3. Access to Books and Records...............................  28
  SECTION 5.4. Agreement to Take Necessary and Desirable Actions.........  29
  SECTION 5.5. Compliance with Conditions; Commercially Reasonably
   Efforts...............................................................  29
  SECTION 5.6. Consents and Approvals....................................  29
  SECTION 5.7. Stockholder Approval......................................  29
  SECTION 5.8. Tax Treatment of Preferred Stock..........................  30
  SECTION 5.9. Other Activities of Purchaser.............................  30
  SECTION 5.10. HSR Act Filings..........................................  30
  SECTION 5.11. No Solicitation..........................................  30
  SECTION 5.12. Use of Proceeds..........................................  32
  SECTION 5.13. Reduction of Capital.....................................  32
  SECTION 5.14. Amendment of Bylaws......................................  32
  SECTION 5.15. Transfer Agent; CUSIP....................................  32
  SECTION 5.16. Notification of Certain Matters..........................  32
  SECTION 5.17. Malloy Shares............................................  32

                                   ARTICLE VI

COVENANTS OF THE PURCHASER...............................................  33
  SECTION 6.1. Agreement to Take Necessary and Desirable Actions.........  33
  SECTION 6.2. Compliance with Conditions; Commercially Reasonable
   Efforts...............................................................  33
  SECTION 6.3. HSR Act Filings...........................................  33
  SECTION 6.4. Confidential Information..................................  33
  SECTION 6.5. Notification of Certain Matters...........................  33
  SECTION 6.6. Restrictions on Mergers...................................  34

                                  ARTICLE VII

CONDITIONS PRECEDENT TO CLOSING..........................................  34
  SECTION 7.1. Conditions to the Company's Obligations...................  34
  SECTION 7.2. Conditions to The Purchaser's Obligations.................  34


                                  ARTICLE VIII

                                                                           Page
                                                                           ----
INFORMATION; DIRECTORS; RESERVATION OF STOCK..............................  36
  SECTION 8.1. Access to Information......................................  36
  SECTION 8.2. Information Rights of Purchaser............................  37
  SECTION 8.3. Information Rights.........................................  38
  SECTION 8.4. Directors..................................................  38
  SECTION 8.5. Reservation of Common Stock................................  39

                                   ARTICLE IX

MISCELLANEOUS.............................................................  40
  SECTION 9.1. Survival; Indemnification..................................  40
  SECTION 9.2. Notices....................................................  41
  SECTION 9.3. Governing Law..............................................  42
  SECTION 9.4. Termination; Fees..........................................  43
  SECTION 9.5. Entire Agreement...........................................  43
  SECTION 9.6. Modifications and Amendments...............................  43
  SECTION 9.7. Waivers and Extensions.....................................  43
  SECTION 9.8. Titles and Headings; Interpretation........................  44
  SECTION 9.9. Exhibits and Schedules.....................................  44
  SECTION 9.10. Expenses; Brokers.........................................  44
  SECTION 9.11. Press Releases and Public Announcements...................  44
  SECTION 9.12. Assignment; No Third Party Beneficiaries..................  44
  SECTION 9.13. Severability..............................................  44
  SECTION 9.14. Counterparts Counterparts; Facsimile......................  44
  SECTION 9.15. Further Assurances........................................  44
  SECTION 9.16. Remedies Cumulative.......................................  45

                                   SCHEDULES

        Schedule I       Series B Preferred Stock and Warrants to be Purchased
        Schedule 3.2     Capital Stock
        Schedule 3.3     Subsidiaries
        Schedule 3.5     No Violation; Consents
        Schedule 3.7     Litigation
        Schedule 3.10    Employee Benefit Plans and Labor Matters
        Schedule 3.10(n) Employee Severance Arrangements
        Schedule 3.11    Interests in Real Property
        Schedule 3.12    Leases
        Schedule 3.14    Related Party Transactions
        Schedule 3.16    Environmental
        Schedule 3.17    Intellectual Property
        Schedule 3.18    Registration Rights
        Schedule 3.20    Contracts
        Schedule 3.31    Malloy Agreement
        Schedule 3.32    Other Equity Interests
        Schedule 5.1(d)  Key Employees
        Schedule 5.2     Negative Covenants

                                    EXHIBITS

        Exhibit A        Credit Agreement
        Exhibit B        Amended and Restated Security Agreement
        Exhibit C        Amended and Restated Collateral Assignment of
                         Intellectual Property Agreement
        Exhibit D        Registration Rights Agreement
        Exhibit E        Services Agreement
        Exhibit F        Voting Agreement
        Exhibit G        Warrant (Credit Agreement)
        Exhibit H        Warrant (Preferred Stock)
        Exhibit I        Certificate of Designation
        Exhibit J        Opinion of Sidley & Austin

                              PURCHASE AGREEMENT

   THIS PURCHASE AGREEMENT (this "Agreement") is made as of April 14, 2000, by and among Peapod, Inc., a Delaware corporation (the "Company"), and KONINKLIJKE AHOLD N.V., a public company with limited liability organized and existing under the laws of the Netherlands (the "Purchaser").

   WHEREAS, in contemplation of this Agreement, the Company issued the Promissory Note dated April 5, 2000 in favor of BEW, Inc., a Delaware Corporation ("BEW"), an Affiliate of the Purchaser, and entered into a Security Agreement dated April 5, 2000 with BEW (as amended, the "Note and Security Agreement"), whereby BEW advanced $3,000,000 to the Company;

   WHEREAS, in connection with the Note and Security Agreement the Company issued a warrant (the "Previously Issued Warrant") dated April 10, 2000 in favor of the Purchaser, (the "Parent") for 100,000 shares of Common Stock (as defined below);

   WHEREAS, in connection with the execution of this Agreement, the Company will enter into the Credit and Security Agreements (as defined below) to refinance the Note and Security Agreement;

   WHEREAS, on the date hereof A. Michael Meurs, Steve Odland and William J. Grice, nominees of the Purchaser, have been appointed as directors of the Company;

   WHEREAS, the Board of Directors of the Company has approved the issue of the Securities (as defined below) by the Company to the Purchaser and each of the Supervisory Board and the Executive Board of the Parent has approved the subscription of the Securities by the Purchaser; and

   WHEREAS, in connection with the execution of this Agreement, the Company will enter into a Services Agreement (as defined below) for the provision of services between the Company and the Purchaser and its Affiliates, and the other Documents (as defined below);

   NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   As used in this Agreement, the following terms shall have the following meanings:

   "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, shall include (a) in the case of a person who is an individual, (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i), and (b) any person that directly or indirectly owns more than 5% of any class of capital stock or other interest of such specified person. For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, Nevis, Tribune, the Purchaser and its Affiliates shall not be deemed Affiliates of the Company.

   "Associates" shall have the meaning provided in the Rights Agreement.

   "Aggregate Number" shall have the meaning set forth in Section 2.1(b).

   "Agreement" shall have the meaning set forth in the Preamble.

   "Alternative Transaction" shall have the meaning set forth in Section 5.11.

   "Alternative Transaction Documentation" shall have the meaning set forth in
Section 5.11.

   "Applicable Law" shall mean, with respect to any person, any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority to which such person or any of its subsidiaries is bound or to which any of their respective properties is subject.

   "Audited Financial Statements" shall have the meaning set forth in Section
3.8.

   "Benefit Plan" shall have the meaning set forth in Section 3.10.

   "BEW" shall have the meaning set forth in the Recitals.

   "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Chicago, Illinois or New York, New York.

   "Certificate of Designation" shall have the meaning set forth in Section
2.1.

   "Charter" with respect to any corporation shall mean the certificate of incorporation or articles of incorporation of such corporation.

   "Closing" shall have the meaning set forth in Section 2.1(b).

   "Closing Date" shall have the meaning set forth in Section 2.2(a).

   "Code" shall mean have the meaning set forth in Section 3.10.

   "Commission" shall mean the United States Securities and Exchange
Commission.

   "Commitments" shall have the meaning set forth in Section 3.20.

   "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

   "Company" shall have the meaning set forth in the Preamble.

   "Credit and Security Agreements" shall mean the Credit Agreement, to be entered into by and between the Company and the Purchaser on the date hereof, substantially in the form attached as Exhibit A hereto (the "Credit Agreement"), the Amended and Restated Security Agreement, dated as of April 5, 2000, by and among BEW, the Purchaser and the Company, substantially in the form attached as Exhibit B hereto, the Amended and Restated Collateral Assignment of Intellectual Property Agreement, to be entered into by and between the Purchaser and the Company, on the date hereof, substantially in the form attached as Exhibit C hereto, together with all documents, agreements, certificates and instruments entered into in connection therewith on or after the date hereof.

   "Date Data" shall have the meaning set forth in Section 3.17(l).

   "DGCL" shall mean the Delaware General Corporation Law.

   "Documents" shall mean (i) this Agreement, (ii) the Warrants, (iii) the Certificate of Designation, (iv) the Registration Rights Agreement, (v) the Credit and Security Agreements, (v) the Services Agreement, (vi) the Wareroom License Agreement, (vii) the Technology Partnership and License Agreement, and
(viii) the Voting Agreements.

   "Employee" shall have the meaning set forth in Section 3.10.

   "Environmental Claim" shall have the meaning set forth in Section 3.16(c).

   "Environmental Laws" shall have the meaning set forth in Section 3.16(a).

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Affiliate" shall mean with respect to any person (within the meaning of section 3(9) of ERISA) any other person that would be regarded together with such person as a single employer under section 414(b), (c), (m) or (o) of the Code.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

   "Final Closing" shall have the meaning set forth in Section 2.1(b).

   "Final Closing Date" shall have the meaning set forth in Section 2.1(b).

   "Financial Statements" shall mean the Audited Financial Statements and the Interim Financial Statements.

   "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

   "Governmental Authority" shall mean any foreign, Federal, state or local court or governmental or regulatory authority.

   "Holder" shall mean any person that is the beneficial owner of Shares, Warrants, or shares of Common Stock issued upon conversion of Shares or upon exercise of Warrants, as a result of the sale, assignment or other transfer of Securities originally issued to the Purchaser or issuable or issued upon the conversion or exercise of any such Securities.

   "Houlihan Lokey" shall have the meaning set forth in Section 3.25.

   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

   "HSR Approval" shall mean the expiration of all waiting periods under the HSR Act applicable to the issuance of Series B Preferred Stock as contemplated by the Documents.

   "Indemnified Party" shall have the meaning set forth in Section 9.1(c).

   "Indemnifying Party" shall have the meaning set forth in Section 9.1(c).

   "Intellectual Property" shall mean all domestic and foreign trademarks, service marks, trade names, corporate and business names, brand names, Internet domain names, universal resource locators ("URLs"), designs, logos, trade dress, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, provisionals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; "mask works" (as defined under 17 USC section 901) and any registrations and applications for "mask works"; inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data and customer lists; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (whether or not patentable) (collectively, "Trade Secrets"); all improvements and refinements of any of the foregoing; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case used in or necessary for the business of the Company and any Subsidiary.

   "Key Stockholders" shall mean Tribune, Nevis, Thomas L. Parkinson, Andrew
B. Parkinson, Trygve E. Myhren, Robert S. Goodale, Tasso H. Coin, Seth L. Pierrepont, Mark VanStekelenburg and Drayton McLane.

   "Leases" shall have the meaning set forth in Section 3.12.

   "License Agreements" shall have the meaning set forth in Section 3.17.

   "Lien" shall mean any pledge, lien, claim, restriction, charge or encumbrance of any kind.

   "Malloy Agreement" shall have the meaning set forth in Section 3.31.

   "Material Adverse Effect" shall mean a material adverse effect (i) on the business, operations, prospects, properties, earnings, assets, liabilities or condition (financial or other) of the Company and its Subsidiaries, taken as a whole, or (ii) on the ability of the Company or any of its Subsidiaries to perform its obligations hereunder or under any of the other Documents.

   "Materials of Environmental Concern" shall have the meaning set forth in
Section 3.16.

   "NASD" shall mean the National Association of Security Dealers.

   "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.

   "Nevis" shall mean Nevis Capital Management, Inc., a Maryland corporation.

   "Note and Security Agreement" shall have the meaning set forth in the Recitals.

   "Notices" shall have the meaning set forth in Section 9.2.

   "PBGC" shall have the meaning set forth in Section 3.10.

   "Permitted Liens" shall mean: (i) liens for Taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection, and (iv) liens created or permissible under the Credit and Security Agreements.

   "Permitted Transferee" shall mean any person.

   "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

   "Preferred Stock" shall mean the preferred stock, par value $.01 per share, of the Company.

   "Previously Issued Warrant" shall have the meaning set forth in the Recitals.

   "Purchaser" shall have the meaning set forth in the Preamble.

   "Purchaser Nominees" shall mean the nominees of the Purchaser to serve as directors of the Company.

   "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into by and among the Company and the Purchaser on the date hereof, substantially in the form attached as Exhibit D hereto.

   "Related Party" shall have the meaning set forth in Section 3.14.

   "Rights" shall have the meaning set forth in Section 3.27.

   "Rights Agreement" shall have the meaning set forth in Section 3.5.

   "SEC Documents" shall have the meaning set forth in Section 3.8(c).

   "Securities" shall mean the Shares and the Warrants.

   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

   "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company.

   "Services Agreement" shall mean the Supply and Services Agreement to be entered into by and between the Company and the Purchaser or its Affiliate, on the date hereof, substantially in the form attached as Exhibit E hereto.

   "Shares" shall mean the shares of Series B Preferred Stock to be issued and sold by the Company to the Purchaser under Section 2.1(b) hereof.

   "Software" shall mean any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, (c) designs, processes, procedures and data collectors, and (d) all documentation, including user manuals and training materials, relating to any of the foregoing.

   "Split Pea" shall have the meaning set forth in Section 3.24.

   "Stockholder Approval" shall have the meaning set forth in Section 5.7.

   "Stockholder Meeting" shall have the meaning set forth in Section 5.7.

   "Subsequent Filings" shall have the meaning set forth in Section 3.8.

   "subsidiary" shall mean, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest,
(ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

   "Subsidiary" shall mean a subsidiary of the Company.

   "Taxes" shall mean all foreign, Federal, State and local taxes, including, without limitation, any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income taxes, profits, capital gains, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date and shall include any liability for such amounts as a result of either being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

   "Tax Returns" shall mean all returns, declarations, statements, schedules, forms, reports, information returns or other documents (including any related or supporting information), and any amendments thereto, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.

   "Technology Partnership and License Agreement" shall mean the Technology Partnership and License Agreement to be entered into by and between the Company and the Purchaser or its Affiliate, on or prior to the first Closing, in form and substance, reasonably satisfactory to the Company and the Purchaser.

   "Threshold Securities" shall mean a number of securities of the Company that constitute, or if exercised, exchanged or converted into Common Stock would constitute, at least 10% of the aggregate issued and outstanding Common Stock.

   "Trade Secrets" shall have the meaning set forth in the definition of "Intellectual Property" in this Article I.

   "Trademarks" shall have the meaning set forth in the definition of "Intellectual Property" in this Article I.

   "Tribune" shall mean Tribune National Marketing Company, a Delaware corporation.

   "Voting Agreements" shall mean one or more voting agreements dated April 14, 2000, by and among the Key Stockholders substantially in the form of Exhibit F hereto.

   "Wareroom License Agreement" shall mean the Wareroom License Agreement to be entered into by and between the Company and the Purchaser or its Affiliate, on or prior to the first Closing, substantially in the form of Exhibit B attached to the Services Agreement.

   "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any applicable state or local law with regard to "plant closings" or "mass layoffs" as such terms are defined in the WARN Act or applicable state or local law.

   "Warrants" shall mean the Warrant (Credit Agreement) to be issued on the date hereof by the Company in favor of the Purchaser to purchase Common Stock, substantially in the form of Exhibit G attached hereto, and the Warrant (Preferred Stock) to be issued by the Company in favor of the Purchaser to purchase Common Stock, substantially in the form of Exhibit H attached hereto, in accordance with Section 2.1(b).

   "Wasserstein" shall have the meaning set forth in Section 3.25.

   "Year 2000 Compliance" shall have the meaning set forth in Section 3.17.

                                  ARTICLE II

                               SALE AND PURCHASE

   SECTION 2.1. Sale and Issuance of Shares and Warrants.

     (a) On the date hereof and concurrently with the execution of the Credit and Security Agreements, the Purchaser shall purchase and accept from the Company the Warrants (Credit Agreement) for the purchase price indicated on
  Schedule I.

     (b) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and the Purchaser shall purchase and accept from the Company the number (the "Aggregate Number") of shares of Series B Preferred Stock and Warrants (Preferred Stock) for the purchase prices indicated on Schedule I as soon as practicable after all of the conditions set forth in Article VII hereof shall have been satisfied or duly waived, including, without limitation, receipt of Stockholder Approval, but in no event later than three Business Days thereafter (the "Final Closing Date"). Notwithstanding the foregoing, the Purchaser shall have the right to purchase shares of Series B Preferred Stock and Warrants (Preferred Stock) in one or more closings, but no more than three closings (each, a "Closing", and the Closing occurring on the Final Closing Date, the "Final Closing") such that the number of shares of Series B Preferred Stock and Warrants equals the Aggregate Number; provided, that, any such purchase by Purchaser shall be in accordance with and not in violation of NASD rules and regulations. At each Closing, the Purchaser shall purchase and accept from the Company shares of Series B Preferred Stock and Warrants (Preferred Stock) on a pro rata basis (for example, if at a Closing, the Purchaser purchases 10% of the shares of Series B Preferred Stock set forth in Schedule I, the Purchaser shall purchase 10% of the Warrants (Preferred Stock) set forth in Schedule I).

     (c) On or before the first Closing, the Company shall adopt and file with the Secretary of State of Delaware the Certificate of Designation relating to the Series B Preferred Stock (the "Certificate of
  Designation"), substantially in the form attached as Exhibit I hereto.

   SECTION 2.2. Closings.

     (a) Each Closing (other than the Final Closing), shall take place at 9:00 a.m., New York time, on the date five Business Days after the Purchaser has provided written notice to the Company that all of the conditions relating to such Closing set forth in Article VII hereof shall have been satisfied or duly waived or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York or at such other place as the parties hereto shall agree in writing.

     (b) The Final Closing, shall take place at 9:00 a.m., New York time on the Final Closing Date or at such other time and date as the parties hereto shall agree in writing, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York or at such other place as the parties hereto shall agree in writing.

     (c) On each Closing Date (i) the Purchaser shall deposit into a bank account designated by the Company not later than one Business Day prior to such Closing Date, by wire transfer of immediately available funds, an amount equal to the aggregate purchase price of the Securities being purchased by the Purchaser from the Company pursuant to Section 2.2(a), and
  (ii) the Company shall deliver to the Purchaser, against payment of the purchase price therefor, certificates representing the Shares and Warrants, being purchased by the Purchaser pursuant to Section 2.2(a). The Shares and Warrants shall be in definitive form and registered in the name of the Purchaser or its nominee or designee and in such denominations (including fractional shares) as the Purchaser shall request not later than one Business Day prior to the Closing Date.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to the Purchaser as follows:

   SECTION 3.1. Organization and Standing. The Company is duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 3.2. Capital Stock. On the date hereof, the authorized capital stock of the Company will consist solely of (a) 50,000,000 shares of Common Stock and (b) 5,000,000 shares of Preferred Stock. Immediately prior to the Closing, or if there is more than one Closing, the Final Closing, following the filing of the amendment to the Company's Charter increasing the authorized shares of stock of the Company, the authorized capital stock of the Company will consist solely of (a) 100,000,000 shares of Common Stock and (b) 10,000,000 shares of Preferred Stock. As of the date hereof, of the 50,000,000 shares of Common Stock authorized, (i) 18,260,842 shares of Common Stock are issued and outstanding, (ii) 3,611,716 shares are reserved for issuance pursuant to outstanding options and warrants and existing employee stock plans, (iii) 19,369,873 shares are reserved for issuance upon conversion of the shares of Series B Preferred Stock, (iv) 100,000 shares will be reserved for issuance upon exercise of the Previously Issued Warrant and 36,460,937 shares will be reserved for issuance upon exercise of the Warrants. As of the date hereof, of the 5,000,000 shares of Preferred Stock authorized,
(i) 1,000,000 shares have been designated Series A Preferred Stock, none of which will be issued or outstanding but all of which have been reserved for issuance upon the exercise of rights under the Rights Agreement. Immediately prior to the first Closing, or if there is more than one Closing, the Final Closing, 730,000 shares will have been designated Series B Preferred Stock. As of the date hereof, there are securities convertible, exchangeable or exerciscable into 661,319 shares of Common Stock at or below $3.75 per share of Common Stock. Immediately following each Closing, each share of capital stock of the Company that is issued and outstanding will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to nor issued in violation of, any preemptive rights. All shares of Series B Preferred Stock issued in a Closing, or as a dividend on any outstanding shares of Series B Preferred Stock, will be duly authorized, validly issued, fully paid and nonassessable. The Previously Issued Warrant and all Warrants issued at a Closing will be duly authorized, validly issued, fully paid and nonassessable. Upon conversion of any shares of Series B Preferred Stock in accordance with their terms, all of the Common Stock issued upon such conversion will be duly authorized, validly issued, fully paid and nonassessable. Upon exercise of the Previously Issued Warrant and the Warrants in accordance with their terms, the Common Stock issued upon such exercise will be duly authorized, validly issued, fully paid and nonassessable. Except for the Previously Issued Warrant and as set forth on Schedule 3.2 or as contemplated by this Agreement, at the date hereof there are, and immediately following each Closing there will be (a) no outstanding or authorized options, warrants, agreements, conversion rights, preemptive rights, other rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, purchase or acquire, any shares of the capital stock of the Company or any of its Subsidiaries, (b) no restrictions upon the dividends, voting or transfer of any shares of capital stock of the Company pursuant to its Charter, Bylaws or other governing documents or any agreement or other instruments to which it is a party or by which it is bound, and (c) no shares of Common Stock or Preferred Stock held by the Company in its treasury. The holders of the Series B Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designation. Neither the Company nor any of its Subsidiaries has authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable for or exchangeable into securities the holders of which have the right to vote) with the stockholders of such person on any matter. Except as contemplated by this Agreement or the Rights Agreement or as set forth on Schedule 3.2, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of the Company or any of its Subsidiaries.

   SECTION 3.3. Subsidiaries. The Company has no Subsidiaries.

   SECTION 3.4. Authorization; Enforceability. The Company has the corporate power to execute, deliver and perform its obligations under each of the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Documents and to consummate the transactions contemplated hereby and thereby except, with respect to the Closing, or the Final Closing if the Purchaser elects to have more than one Closing, the Stockholder Approval. No other corporate proceedings on the part of the Company are necessary therefor. The Company has duly executed and delivered this Agreement. This Agreement constitutes, and each of the other Documents, when executed and delivered by the Company and, assuming due execution by the other parties hereto and thereto (other than the Subsidiaries), will constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

   SECTION 3.5. No Violation; Consents.

     (a) The execution, delivery and performance by the Company of each of the Documents to which it is a party, all actions taken in connection with the execution of the Voting Agreement, the consummation of the transactions contemplated hereby and thereby does not and will not contravene any Applicable Law, except for any such contraventions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No actions taken in connection with the execution of the Voting Agreement contravenes any Applicable Law. The execution, delivery and performance by the Company of the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) will not (x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, Benefit Plan, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject, except to the extent any such conflict or breach, singly or in the aggregate, would not have a Material Adverse Effect, (y) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of any of them, or (z) except as set forth on Schedule 3.5(a), obligate the Company to make any payment or incur any additional obligation, or give rise to any right of any person with respect to the Company, under any term or provision of any contract or agreement, the Charter or Bylaws of the Company, any Benefit Plan or any Applicable Law, that relates to a change of control or ownership of the Company or any similar provision, (ii) will not violate any provision of its Charter or Bylaws, and (iii) will not result in the Purchaser or any of its Affiliates, Associates or Permitted Transferees being (x) an "Acquiring Person" under the Amended and Restated Stockholder Rights Agreement, dated as of April 14, 2000 (the "Rights Agreement"), by and between the Company and First Chicago Trust Company of New York, a division of Equiserve, as Rights Agent, or (y) an "interested stockholder," under Section 203 of the DGCL.

     (b) Except as set forth on Schedule 3.5(b), no consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Company or any of its Subsidiaries for the execution, delivery and performance of any of the Documents, or the consummation of any of the transactions contemplated hereby or thereby, except (i) the HSR Approval, and (ii) the Stockholder Approval, which will have been obtained on or prior to the Closing Date, or the Final Closing Date if the Purchaser elects to have more than one Closing.

   SECTION 3.6. Permits. Each of the Company and its Subsidiaries has such licenses, permits, exemptions, consents, waivers, authorizations, orders and approvals from appropriate Governmental Authorities ("Permits") as are necessary to own, lease or operate their properties and to conduct their businesses as currently owned and conducted and all such Permits are valid and in full force and effect, except such Permits that the failure to have or to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No action by the Company or any of its Subsidiaries outside the normal course of business is required in order that all material Permits shall remain in full force and effect following either of the Closings.

   SECTION 3.7. Litigation. Except as set forth on Schedule 3.7, there are no pending or, to the best knowledge of the Company, threatened claims, actions, suits, labor disputes, grievances, administrative or arbitration or other proceedings or, to the best knowledge of the Company, investigations against the Company, its Subsidiaries or their respective assets or properties before or by any Governmental Authority or before any arbitrator that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the transactions contemplated by any of the Documents is restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse conditions have been imposed thereon by any Governmental Authority or arbitrator. None of the Company, its Subsidiaries or any of their respective assets or properties, is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 3.8. SEC Documents; Financial Statements.

     (a) The Company has provided to the Purchaser copies of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 1998 (the "1998 Financials") and December 31, 1999 (the "1999 Financials"), together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, and the notes thereto, accompanied with respect to the 1998 Financials by the unqualified opinion thereon of KPMG LLP and with respect to the 1999 Financials by the qualified opinion of KPMG (collectively, the "Audited Financial Statements"). The Audited Financial Statements (including the notes thereto) were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position and results of operation of the Company and its consolidated Subsidiaries as of December 31, 1998 and December 31, 1999 and for the periods then ended.

     (b) Neither the Company nor any of its Subsidiaries has any material claims, liabilities or indebtedness, contingent or otherwise of any kind whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Company's financial statements in accordance with GAAP), except (i) as set forth in the Audited Financial Statements, (ii) the Credit and Security Agreements, and (iii) liabilities to trade creditors incurred subsequent to December 31, 1999 in the ordinary course of business consistent with past practices not involving borrowings by the Company or any Subsidiary.

     (c) Since January 1, 1997, the Company has filed all forms, reports and documents with the Commission (including all exhibits thereto) required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Any forms, reports and documents filed by the Company with the Commission subsequent to the date hereof and prior to the Final Closing Date (collectively, the "Subsequent Filings") will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has heretofore furnished to the Purchaser copies of each of the SEC Documents (other than exhibits or schedules to the SEC Documents) and will furnish to the Purchaser copies of each Subsequent Filing promptly after the date of such filing.

     (d) No representation or warranty of the Company contained in any document, certificate or written statement furnished to the Purchaser by or at the direction of the Company for use in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state any material fact (known to the Company, in the case of information not furnished by them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known to any of the Company or its Subsidiaries (other than matters of a general economic nature) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and that have not been disclosed in the SEC Documents, this Agreement or in such other documents, certificates and statements furnished to the Purchaser for use in connection with the transactions contemplated by this Agreement.

   SECTION 3.9. Change in Condition.

     (a) Except as set forth on Schedule 3.9, since December 31, 1999, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course consistent with past practices and there has not occurred (i) any event, occurrence or conditions, or to the best knowledge of the Company, any circumstance or development that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) any action specified in Section 5.2 of this Agreement.

   SECTION 3.10. Employee Benefit Plans and Labor Matters.

     (a) For purposes of this Agreement:

       (i) "Benefit Plan" means any employee benefit plan, arrangement, policy or commitment, including, without limitation, any employment, consulting, severance or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accidental death and dismemberment insurance plan, any holiday and vacation practice or any other employee benefit plan, within the meaning of section 3(3) of ERISA, whether formal or informal, written or oral and whether legally binding or not, that is maintained, administered or contributed to or was maintained, administered or contributed to at any time by the Company or any of its ERISA Affiliates for the benefit of any employee, former employee, consultant, officer or director of the Company or any ERISA Affiliate;

       (ii) "Code" means the Internal Revenue Code of 1986, as amended;

       (iii) "Employee" means any individual employed by the Company or any of its ERISA Affiliates;

       (iv) "IRS" means the United States Internal Revenue Service; and

       (v) "PBGC" means the Pension Benefit Guaranty Corporation.

     (b) Schedule 3.10 lists all Benefit Plans. With respect to each such plan, the Company has delivered or made available to the Purchasers correct and complete copies of (i) all plan documents and agreements and related trust or other funding arrangements (including all amendments thereto);
  (ii) all summary plan descriptions and material employee communications;
  (iii) the annual report and actuarial report (including all schedules thereto) if required under ERISA or other applicable law, for the last three most recently completed plan years; (iv) the most recent annual audited financial statement; (v) if the plan is intended to qualify under Code section 401(a) or 403(a), the most recent determination letter, if any, received from the IRS; and (vi) all material communications with any Governmental Authority (including, without limitation, the PBGC, the U.S. Department of Labor and the IRS).

     (c) There are no Benefit Plans that (i) are covered by or subject to any liability under Code section 412, ERISA section 302 or Title IV of ERISA and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring such liability; (ii) are intended to qualify under Code section 401(a) or 403(a) other than the Peapod 401(k) Savings Plan; (iii) provide benefits to current or former Employees or their respective beneficiaries beyond their retirement or other termination of service (other than coverage mandated by Code section 4980B or Part 6 of Title I of ERISA); or (iv) are self-insured "multiple employer welfare arrangements," as such term is defined in section 3(40) of ERISA.

     (d) Each Benefit Plan conforms in all respects to, and its administration is in all respects in compliance with, its terms and all Applicable Law, including but not limited to ERISA and the Code, except to the extent that the failure to conform or to be administered would not reasonably be expected to result in a material liability.

     (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former Employee, officer or director of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any similar payment; or (ii) accelerate the time of payment or vesting of any right or privilege, or increase the amount of any compensation due to, any current or former Employee, officer or director of the Company.

     (f) No Benefit Plan is a "multiple employer plan" or a "multiemployer plan" within the meaning of the Code or ERISA.

     (g) In the six years preceding the date hereof, (i) no Benefit Plan that is or was subject to Title IV of ERISA has been terminated; (ii) no reportable event within the meaning of section 4043 of ERISA has occurred;
  (iii) no filing of a notice of intent to terminate such a Benefit Plan has been made; (iv) the PBGC has not initiated any proceeding to terminate any such Benefit Plan and no condition exists that presents a material risk that such proceeding will be initiated; and (v) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), breach of fiduciary duty (pursuant to Section 409 of ERISA) or civil action (pursuant to Section 502 of ERISA) has occurred that could result in a material liability to the Company or any Subsidiary.

     (h) Except for the Executive Employment Agreement between William Malloy and the Company, dated as of September 27, 1999, neither the Company nor any of its Subsidiaries has any existing arrangement with any of its Employees providing for an excise tax gross up in respect of any excise taxes imposed by section 4999 of the Code.

     (i) Except as set forth on Schedule 3.10, none of the Company, any Subsidiary or any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Benefit Plan that would affect any Employee, former Employee or director of the Company.

     (j) Except as set forth on Schedule 3.10, (i) no amounts payable under the Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 162(a)(1), 162(m) or 280G of the Code and
  (ii) all contributions (including all employer contributions and employee salary reduction contributions) required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements in accordance with GAAP. Each Benefit Plan that is an employee welfare benefit plan under
  Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of
  Section 419 of the Code or (ii) has benefits paid as needed solely from the general assets of the Company and its Subsidiaries.

     (k) No liability, claim, action or litigation has been made, commenced or, to the Company's knowledge, threatened with respect to any Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of such desired claims).

     (l) Except as set forth on Schedule 3.10, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries and during the past five years there has not been any such action;

       (ii) to the knowledge of the Company and any of its Subsidiaries, there are no union claims to represent the employees of the Company or any of its Subsidiaries;

       (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries;

       (iv) none of the employees of the Company or any of its Subsidiaries are represented by any labor organization and none of the Company or any of its Subsidiaries have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees;

       (v) true, correct and complete copies of all written personnel policies, rules and procedures applicable to employees of the Company or any of its Subsidiaries have heretofore been delivered to the Purchaser;

       (vi) the Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation;

       (vii) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the knowledge of the Company and any of its Subsidiaries, threatened before the National Labor Relations Board or any similar state or foreign agency;

       (viii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any of its Subsidiaries;

       (ix) to the knowledge of the Company and any of its Subsidiaries, no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices

       (x) to the knowledge of the Company and any of its Subsidiaries, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and any of its Subsidiaries and no such investigation is in progress; and

       (xi) there are no complaints, controversies, lawsuits or other proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Except as set forth in Schedule 3.10, there are no employment contracts or severance agreements with any employees of the Company or any of its Subsidiaries. The execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which the Company or any of its Subsidiaries is a party.

     (m) Since the enactment of the WARN Act, neither the Company nor any of its Subsidiaries have effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN
  Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.10, none of the employees of the Company or any of its Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) with regard to their employment with the Company or any of its Subsidiaries since March 1, 1995.

     (n) Except as set forth on Schedule 3.10(n) neither the Company nor any of its Subsidiaries have any employment or severance agreements with any Employees or former employees (to the extent the Company continues to have obligations with respect to former employees).

   SECTION 3.11. Interests in Real Property.

     (a) Schedule 3.11 sets forth a true and complete list of all real properties owned and all material real property leased by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real properties owned by it, free and clear of all Liens, except for Permitted Liens, and valid and enforceable leasehold interests in all real estate leased by it, except where the lack of such title or the invalidity or unenforceability of such leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) None of the real properties owned by, or the leasehold estates of, the Company or any Subsidiary are subject to (i) any Liens or (ii) any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments that, in either case (i) or (ii), will materially adversely affect the value thereof for their present use, taken as a whole, or that materially interfere with or impair the present and continued use thereof, taken as a whole, in the usual and normal conduct of the business of any such person.

     (c) To the best knowledge of the Company, all improvements on such real properties and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations (whether through grandfathering provisions, permitted use exceptions, variances or otherwise), except for possible nonconforming uses or violations that do not and will not interfere with the present use, operation or maintenance thereof as now used, operated or maintained or access thereto, and that do not and will not materially affect the value thereof for their present use. Neither the Company nor any Subsidiary has received notice of any violation of or noncompliance with any such laws, ordinances or administrative regulations from any applicable governmental or regulatory authority, except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 3.12. Leases.

     (a) (i) Neither the Company nor any Subsidiary is in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute a breach or default) under any lease required to be set forth on Schedule 3.11 (the "Leases") and (ii) no party to any Lease has given, or to the best knowledge of the Company threatened to give, or advised that it will be giving the Company or any Subsidiary written notice of or made a claim with respect to any breach or default, the consequences of which, in either case (i) or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Except as set forth on Schedule 3.12, after taking into account the exercise of any options (which are exercisable solely at the discretion of the Company or any Subsidiary), none of the Leases terminates by its terms before January 1, 2002.

     (c) None of the Leases require a consent to be obtained for the execution, delivery and performance of any of the Documents or the consummation of any of the transactions contemplated hereby or thereby.

     (d) Neither the Company nor any Subsidiary has any ownership, financial or other interest in the landlords under any of the Leases.

   SECTION 3.13. Compliance with Law. The operations of the Company and its Subsidiaries have been conducted in accordance with all Applicable Laws, including, without limitation, all Applicable Laws relating to consumer protection, currency exchange, employment (including, without limitation, equal opportunity and wage and hour), safety and health, environmental protection, conservation, wetlands, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension and securities, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any violation of or noncompliance with any Applicable Laws except as set forth on Schedule 3.13 and except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 3.14. Related Party Transactions. Except as set forth on Schedule
3.14 and except for the consummation of the transactions contemplated by the Documents (including, without limitation, the Voting Agreements) (i) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement with or for the benefit of any person who, to the Company's knowledge, based on a review of Schedule 13Ds and Schedule 13Gs filed under the Exchange Act, is a holder of 5% or more of the outstanding equity securities of the Company or any officer, director, partner or Affiliate of any such person ("Related Party"); (ii) all transactions between the Company and its Subsidiaries, on the one hand, and a Related Party, on the other hand, are on terms and conditions which could be obtained from an unaffiliated third party in an arm's length transaction; and (iii) no Affiliate of the Company or Related Party is a supplier, lessor, lessee or competitor of the Company or any of its Subsidiaries.

   SECTION 3.15. Tax Matters.

     (a) The Company and its Subsidiaries have duly and properly filed, or will duly and properly file, on a timely basis, all material Tax Returns which were or will be required to be filed by them for all periods ending on or before any Closing Date. All such Tax Returns of the Company and its Subsidiaries were (or will be) true, correct and complete in all material respects when filed. The Company and its Subsidiaries have paid all material Taxes and Tax liabilities required to be paid by them for periods ending on or before any Closing Date, or with respect to any period that ends after any Closing Date, the portion of such period up to and including any Closing Date, other than those Taxes being contested in good faith or those Taxes currently payable without penalty or interest, in each case which have been adequately disclosed and for which an adequate reserve or accrual has been established in the Financial Statements in accordance with GAAP.

     (b) All material Taxes that the Company and its Subsidiaries are or were required by law to withhold or collect through any Closing Date have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any Subsidiary except for statutory liens for Taxes not yet due or delinquent.

     (c) Neither the Company nor any of its Subsidiaries is currently the beneficiary of any waivers or extensions with respect to any Tax Returns, no Tax Returns of the Company or any Subsidiary are currently under audit or examination by any Governmental Authority and to the best knowledge of the Company and its Subsidiaries, no such audit or examination is threatened. Neither the Company nor any Subsidiary has received any notices from any Governmental Authority relating to any issue which could materially affect the Tax liability of the Company or any Subsidiary. No issue was raised in any audit or examination of Tax Returns by any Governmental Authority that, if raised with respect to any period not so audited or examined, could be expected to result in a proposed deficiency.

     (d) Neither the Company nor any of its Subsidiaries is party to, bound by or has an obligation under any Tax allocation, Tax indemnity, or Tax sharing agreement or similar contract arrangement. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated Tax Return (other than a group the common parent of which was the Company), or (ii) has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group the common parent of which was the Company), or (iii) has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, agreement to indemnify or otherwise. Neither the Company nor any of its Subsidiaries has any obligation by contract, agreement, arrangement or otherwise to permit any person, other than the Company and its Subsidiaries, to use the benefit of a refund, credit or offset of Tax of any of the Company and its Subsidiaries.

     (e) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the period specified in section 897(c)(1)(A)(ii) of the Code.

     (f) Neither the Company nor any of its Subsidiaries has filed (or will file prior to any Closing) a consent under section 341(f) of the Code.

     (g) The Company has not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

   SECTION 3.16. Environmental Matters.

     (a) The Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "Environmental Laws" and including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, or radon ("Materials of Environmental Concern")), or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure, and reporting requirements respecting Materials of Environmental Concern. The Company and its Subsidiaries possess all permits and other governmental authorizations required under all applicable Environmental Laws, and are in compliance in all material respects with the terms and conditions thereof.

     (b) The Company and its Subsidiaries have not received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries are not in full compliance with any Environmental Laws and, to the best knowledge of the Company, there are no circumstances that may prevent or interfere with such full compliance in the future.

     (c) There is no claim, action, written or oral notice or cause of action pending or, to the best knowledge of the Company, any investigation or notice of violation threatened (together, "Environmental Claim") by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from
  (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against the Company, or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

     (d) To the best knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, to the Company's and any of its Subsidiaries' best knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

     (e) Without in any way limiting the generality of the foregoing, (i) there are no on-site or off-site locations where the Company or any of its Subsidiaries has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern, (ii) there are no underground storage tanks located on any property owned, leased, operated or controlled by the Company or any of its Subsidiaries, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Company or any of its Subsidiaries, and (iv) there are no PCBs or PCB-containing items are used or stored at any property owned, leased, operated or controlled by the Company or any of its Subsidiaries.

     (f) The Company and its Subsidiaries have provided to the Purchaser all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company or any of its Subsidiaries regarding environmental matters pertaining to the environmental condition of the business of the Company or any of its Subsidiaries, or the compliance (or noncompliance) by the Company or any of its Subsidiaries with any Environmental Laws.

     (g) Neither the Company nor any of its Subsidiaries is required by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby,
  (i) to perform a site assessment for Materials of Environmental Concern,
  (ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any Governmental Authority, or (iv) to record or deliver to any person or entity any disclosure document or statement pertaining to environmental matters.

   SECTION 3.17. Intellectual Property.

     (a) Schedule 3.17(a) sets forth, for the Intellectual Property owned by the Company or any Subsidiary, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (iii) copyright and mask work registrations, copyright and mask work applications, and material unregistered copyrights; and (iv) all Software (other than readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000) which are owned, licensed, or leased, by the Company or any Subsidiary, identifying which Intellectual Property is owned, licensed, or leased, as the case may be. The Intellectual Property constitutes all the intellectual property necessary to operate the business of the Company and its Subsidiaries as of the Closing Date in substantially the manner in which it is currently operated. To the extent indicated on Schedule 3.17(a), the Intellectual Property has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly authorized and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

     (b) Schedule 3.17(b) sets forth a complete and accurate list of all material oral or written agreements (whether between the Company or a Subsidiary and third parties or inter-corporate) to which the Company or any Subsidiary is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000), or (ii) restricting the Company's or any Subsidiary's right to use any Intellectual Property, including, without limitation, license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). The License Agreements are valid and binding obligations of the Company or a Subsidiary, as applicable, enforceable in accordance with their terms, and to the Company's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Except as set forth in Schedule 3.17(b), neither the Company nor any of its Subsidiaries have licensed or sublicensed its rights in any material Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are currently payable by the Company or any Subsidiary to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements and set forth on Schedule 3.17(b).

     (c) The Company or a Subsidiary owns, or to the Company's best knowledge has a valid right to use, free and clear of all Liens, all of the Intellectual Property. The Company or a Subsidiary is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration and has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is listed on
  Schedule 3.17(a).

     (d) The Intellectual Property owned by the Company or any Subsidiary and, to the Company's knowledge, any material Intellectual Property licensed to the Company or any Subsidiary, has not been canceled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, and to the Company's knowledge is valid and enforceable.

     (e) Neither the Company nor any of its Subsidiaries has received any written notice or claim and there is no pending or, to the best of the Company's knowledge, threatened claim, suit, arbitration, interference or other adversarial or contested proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (foreign or domestic) involving the Intellectual Property owned by the Company or its Subsidiaries, or, to the best of the Company's knowledge, the material Intellectual Property licensed to the Company or any Subsidiary, alleging that the activities or the conduct of the Company's or any Subsidiary's businesses infringe upon, dilute, violate or constitute the unauthorized use, misuse or misappropriation of the intellectual property rights of any third party or challenging the Company's or any Subsidiary's ownership, use, validity, enforceability or registrability of any Intellectual Property. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations to which the Company or any Subsidiary is a party other than the License Agreements which (i) restrict the Company's or any Subsidiary's right to use any Intellectual Property,
  (ii) restrict the Company's or any Subsidiary's businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Intellectual Property owned by the Company or any Subsidiary. To the best knowledge of the Company, neither the Company nor any of its Subsidiaries know of any valid basis for any such claims.

     (f) The conduct of the Company's and any Subsidiary's business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or any Subsidiary and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Company or any Subsidiary.

     (g) The Company and each Subsidiary take reasonable measures to protect the confidentiality of its Trade Secrets, including requiring their employees and other parties having access thereto to execute written non-disclosure agreements. To the best of the Company's knowledge, no Trade Secret of the Company or its Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the best of the Company's knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof. The Purchaser has been provided with a copy of the Company's form of non-disclosure agreement and the non-disclosure agreements referred to in this clause (g) contain substantially the same terms and conditions as the form of non-disclosure agreement.

     (h) No current or former partner, director, officer, or employee of the Company or any Subsidiary (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by the Company or any Subsidiary.

     (i) With respect to the Software set forth in Schedule 3.17(a) which is owned by the Company, such Software was either developed (i) by employees of the Company or any Subsidiary within the scope of their employment or
  (ii) by independent contractors who have assigned their rights to the Company or any Subsidiary pursuant to signed, written agreements.

     (j) Except as set forth in Schedule 3.17(a), for the twelve month period prior to the Closing Date, the Internet domain names and URL's of the Intellectual Property (together with any content and other materials accessible and/or displayed thereon, the "Sites") direct and resolve to the appropriate Internet protocol addresses and are and have been maintained and accessible to Internet users on those certain computers used by the Company to make the Sites so accessible (the "Server") approximately twenty-four (24) hours per day, seven (7) days per week ("24/7") and are and have been operational for downloading content from the Server on a 24/7 basis. The Company has fully operational back-up copies of the Sites (and all related software, databases and other information), made from the current versions of the Sites as accessible to Internet users on the Server (and copied directly therefrom) which copies will have been made at least every two weeks from the date hereof until the Closing Date. Such back-up copies are kept in a safe and secure environment, fit for the back-up of media, and are not located at the same location of the Server. The Company has no reason to believe that the Sites will not operate on the Server or will not continue to be accessible to Internet users on a 24/7 basis prior to, at the time of, and after the Closing Date.

     (k) The Trademarks listed on Schedule 3.17(a), for which the Company or any Subsidiary has obtained or applied for a registration have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates, and are all the Trademarks that are material to the Company and its Subsidiaries. To the knowledge of the Company, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks. The Company and its Subsidiaries have undertaken reasonable policing of such Trademarks against third party infringement.

     (l) All material Software and systems used by the Company and each Subsidiary are Year 2000 Compliant. As used herein, "Year 2000 Compliant" and "Year 2000 Compliance" shall mean for all dates and times, including, without limitation dates and times after December 31, 1999 and in the multi-century scenario, when used on a stand-alone system or in combination with other software or systems: (i) the application system functions and receives, processes, manipulates and calculates dates, times and date-related data correctly without abnormal results; (ii) there is no century ambiguity; (iii) all reports and displays are sorted correctly; and (iv) leap years are accounted for and correctly identified (including, without limitation, that 2000 is recognized as a leap year). The Company and each Subsidiary have obtained written representations or assurances from each entity that (x) provides material data of any type that includes date information or which is otherwise derived from, dependent on or related to date information ("Date Data") to the Company or any Subsidiary, (y) processes in any way Date Data for the Company or any Subsidiary or (z) otherwise provides any material product or service to the Company or any Subsidiary that is dependent on Year 2000 Compliance, that all of such entity's Date Data and related material software and systems that are used for, or on behalf of, the Company or any Subsidiary are Year 2000 Compliant. Neither the Company nor any Subsidiary has experienced any material disruptions to the business of the Company and its Subsidiaries as a result of a failure by the Company, a Subsidiary, or any third party to be

  Year 2000 Compliant. The Company and its Subsidiaries have established and put in place, commercially reasonable contingency plans to address, correct and otherwise attend to any material problems that may occur with its material Software and systems as a result of a failure of such Software or systems to be Year 2000 Compliant.

   SECTION 3.18. Registration Rights. Except as set forth on Schedule 3.18, neither the Company nor any of its Subsidiaries is under any obligation to register any of its outstanding securities pursuant to the Securities Act.

   SECTION 3.19. Insurance. The Company and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is customary for companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Company and its Subsidiaries as of the date hereof, are in full force and effect in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default under any provisions of any such policy of insurance and neither the Company nor any of its Subsidiaries has received notice of cancellation of any such insurance.

   SECTION 3.20. Contracts.

     (a) Schedule 3.20 sets forth a true and complete list of all contracts and other instruments to which the Company or any of its Subsidiaries is a party that are material to the business, operations, properties, prospects or financial condition of any of them (collectively, the "Commitments"), including without limitation:

       (i) any material agreement, contract or commitment relating to the employment of any person by the Company or any of its Subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

       (ii) any material agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

       (iii) any agreement, contract or commitment relating to capital expenditures in excess of $100,000 in any fiscal year;

       (iv) any agreement to acquire, directly or indirectly, any equity interest in or assets of any other person (other than purchases of supplies, inventory, or equipment in the ordinary course of business) whether or not the transactions contemplated thereby have been consummated, and under which the Company or any of its Subsidiaries continues to have any outstanding obligations;

       (v) any loan (other than accounts receivable from trade debtors arising in the ordinary course of business) or advance to (other than travel or entertainment advances to employees made in the ordinary course of business), or investment in, any person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

       (vi) any agreement relating to indebtedness in excess of $500,000;

       (vii) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person (other than the endorsement of negotiable instruments for collection in the ordinary course of business) in excess of $500,000;

       (viii) any material management service, consulting, financial advisory or any other similar type contract including, without limitation, any contract with any investment or commercial bank;

       (ix) any material agreement, contract or commitment limiting the ability of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person;

       (x) any agreement, contract or commitment which involves payments in excess of $100,000 in any calendar year and is not cancelable without penalty within 30 days;

       (xi) any agreement, contract or commitment for the disposal of a material amount of assets or properties of the Company or any of its Subsidiaries (other than sales to customers in the ordinary course of business);

       (xii) any agreement, contract or commitment which is material to the Company or any of its Subsidiaries and contain a "change in control" or similar provision;

       (xiii) any agreement, contract or commitment relating to any material joint venture, partnership, strategic alliance or similar arrangement;

       (xiv) any collective bargaining agreement, labor contract or other written arrangement with any labor union or any employee organization;

       (xv) any material agreement, contract or commitment with any Affiliate; and

       (xvi) any other material agreement, contract or commitment.

     (b) Each Commitment is in full force and effect on the date hereof. Neither the Company nor any of its Subsidiaries is in default in respect of any Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no other party to any of the Commitments is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

   SECTION 3.21. Questionable Payments. None of the Company, any of its Subsidiaries nor, to the Company's knowledge, any employee, agent or representative of the Company or any of its Subsidiaries acting on their behalf has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using corporate funds of the Company or any Subsidiary or made any illegal payments to obtain or retain business using corporate funds of the Company or any Subsidiary in violation of the U.S. Foreign Corrupt Practices Act of 1977.

   SECTION 3.22. Accuracy of Information. None of the representations, warranties or statements of the Company contained in this Agreement or in the exhibits hereto contains any untrue statement of a material fact or, taken as a whole together with the SEC Documents, omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading. All information relating to the Company and its Subsidiaries that may be material to a purchaser for value of the Securities has been disclosed to the Purchaser and any such information arising on or after the date hereof will forthwith be disclosed to the Purchaser. Nothing contained in the schedules hereto could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 3.23. Private Offering. None of the Company, any of its Subsidiaries, nor anyone acting on their behalf, has offered or sold or will offer or sell any securities, or has taken or will take any other action, which could reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act.

   SECTION 3.24. Split Pea.

     (a) On the liquidation of Split Pea Software, Inc. ("Split Pea"), the Company received good, valid and marketable title to all the assets, properties and rights of Split Pea, free and clear of any Liens. The liquidation of Split Pea was effected in accordance with the liquidation plan approved by the Company, and the shareholders of Split Pea other the Company received nothing other than the forgiveness of the promissory note dated December 31, 1998, in favor of the Company as part of the liquidation. This liquidation of Split Pea was effected in accordance with Applicable Law.

     (b) The Company owns, licenses, leases or has any right to use or license the SuRF Software (as defined in that certain Bill of Sale and Assignment of Assets dated as of December 31, 1998 between the Company and Split Pea Software, Inc.) and any modifications, enhancements or new versions thereof. The SuRF Software is not material to the business of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries utilizes, relies on, or licenses the SuRF Software in its business or operations as currently conducted or proposed to be conducted (other than in connection with the Software License Agreement dated December 12, 1997, between Coles Myer Ltd. and the Company).

   SECTION 3.25. Brokers. The Company and its Subsidiaries and their agents and representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, investment banking fees, or other similar payment in connection with this Agreement except fees payable in cash to Wasserstein Perella & Co., Inc. ("Wasserstein") that do not exceed $6,000,000, pursuant to a letter agreement dated August 3, 1999, as amended by a letter agreement dated April 13, 2000, and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") that do not exceed $400,000, pursuant to a letter agreement dated February 14, 2000, as supplemented by the addendum dated April 4, 2000, correct and complete copies of which has been delivered to the Purchaser.

   SECTION 3.26. Voting and Proxy Agreements. Each of the Voting Agreements are in full force and effect and constitute a valid and binding obligation of each of the Key Stockholders, enforceable against each in accordance with its terms.

   SECTION 3.27. Rights Agreement. The Company, with the approval of the Board, has duly amended the Rights Agreement so as (a) to grant to the Purchaser a number of rights under such agreement ("Rights") equivalent to the number that would be associated with the number of shares of Common Stock into which the shares of Series B Preferred Stock purchased by the Purchaser hereunder are convertible, as such number may be adjusted from time to time pursuant to the provisions in the Rights Agreement and the Certificate of Designation, (b) to grant, upon each issuance of shares of Series B Preferred Stock as a dividend on the outstanding shares of Series B Preferred Stock, to the recipient of such dividend, a number of Rights equivalent to the number that would be associated with the number of shares of Common Stock into which such shares of Series B Preferred Stock so issued as dividends are convertible, as such number may be adjusted from time to time pursuant to the provisions in the Rights Agreement and the Certificate of Designation, and (c) to exclude the Purchaser and its Affiliates, Associates and Permitted Transferees from the definition of "Acquiring Person" in the Rights Agreement. A copy of the Rights Agreement has been furnished to the Purchaser. During such time as the Purchaser or any of its Affiliates is an owner of any shares of Series B Preferred Stock, shares of Common Stock into which such shares of Series B Preferred Stock may have been converted, or warrants to purchase shares of Common Stock, and while the Rights are outstanding, (i) the Company shall not amend or supplement the Rights Agreement in any manner that would result in it or any of its Affiliates, Associates or Permitted Transferees becoming an Acquiring Person (as defined in the Rights Agreement) or being the cause or occasion of a Trigger Event (as defined in the Rights Agreement) occurring, and shall amend or supplement the Rights Agreement as necessary to ensure that the Purchaser and its Affiliates, Associates or Permitted Transferees does not so become an Acquiring Person or be the cause or occasion of a Trigger Event occurring, and (ii) the Company may amend the Rights Agreement or may adopt a new rights agreement similar to the Rights Agreement only if (A) such amendment or new agreement provides for the issuance to the holders of the shares of Series B Preferred Stock (I) of rights identical per share of Common Stock to those to be issued to holders of other shares of Common Stock, and (II) of a number of rights with respect to each share of Series B Preferred Stock equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible, multiplied by the number of rights to be issued with respect to each such share of Common Stock, and (B) the Company's amendment, adoption of such new agreement, or of any amendment or supplement to either thereto, complies with clause (i) (in the case of an adoption of such new agreement, such new agreement being deemed an amendment to the Rights Agreement under clause (i)).

   SECTION 3.28. Determination of Amount of Capital. The Board of Directors of the Company has, by resolution, duly resolved in accordance with Section 154 of the DGCL that $7,300 (constituting the aggregate par value of the 730,000 shares of Series B Preferred Stock to be issued by the Company to the Purchaser) shall constitute "capital" and the remainder of the consideration received by the Company for such shares shall constitute "surplus" (in each case, as such terms are used in Section 154 of the DGCL).

   SECTION 3.29. Fairness Opinion. The Company's Board of Directors has received oral opinions of each of Wasserstein and Houlihan Lokey that the proposed consideration to be received by the Company pursuant to this Agreement is fair to the Company and from a financial point of view. A complete and correct signed copy of a written opinion confirming each such oral opinion shall be delivered to the Company on April 17, 2000. Promptly upon receipt thereof, the Company shall deliver such written opinions to the Purchaser.

   SECTION 3.30. State Takeover Statutes. The Company has taken all necessary actions to render inapplicable Section 203 of the DGCL to the Purchaser, its Affiliates, Associates and their transferees. No other takeover statute or similar statute or regulation of any state is applicable to this Agreement, the Previously Issued Warrants or the Warrants (including all of the transactions contemplated hereby and thereby).

   SECTION 3.31. Malloy Stock, Options and Note. The Company and William M. Malloy have executed a Separation Agreement (the "Malloy Agreement") in the form previously delivered to the Purchaser.

   SECTION 3.32. Other Interests. Except for the Company's interest in its Subsidiaries, or as set forth in Schedule 3.32, neither the Company nor its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of its Subsidiaries subject to any obligation or requirement to provide for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any person.

   SECTION 3.33. Books and Records. The respective minute books of the Company and its Subsidiaries, to the extent previously made available to the Purchaser and its representatives, contain, and the respective minutes of books of the Company and its Subsidiaries made available to the Purchaser after the date hereof will contain, accurate records of all meetings of, and corporate actions taken by (including action taken by written consent) the respective shareholders and Board of Directors of the Company and its Subsidiaries, it being understood that certain of such minutes are in draft form and are marked as such. None of the Company or any of its Subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control the Company or its Subsidiaries.

   SECTION 3.34. Personal Property. Except for properties and assets reflected in the Financial Statements, or acquired since December 31, 1999, which have been sold or otherwise disposed of in the ordinary course of business, each of the Company and its Subsidiaries has good, valid and marketable title to (a) all of its owned personal properties and assets (tangible and intangible), including, without limitation, all of the personal properties and assets reflected in the Audited Financial Statements, except as may be indicated in the notes thereto, and (b) all of the personal properties and assets (tangible or intangible) purchased by the Company and its Subsidiaries since December 31, 1999, in each case free and clear of all Liens, except for Permitted Liens. All of the tangible personal property owned by each of the Company and its Subsidiaries is in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which they are presently being used.

   SECTION 3.35. Accounts Receivable. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of the Company and its Subsidiaries as being due to the Company and its Subsidiaries as of the date hereof (less the amount of any provision or reserve therefor made in accordance with GAAP in the respective records and books of account of the Company and its Subsidiaries) are good and collectible in full in the ordinary course of business; and none of such accounts receivable or other debts is subject to any counterclaim or set-off except to the extent of any such provision or reserve. The reserve for doubtful accounts reflected in the Audited Financial Statements has been established in accordance with GAAP and no receivable which should have been written down or reserved against in accordance with GAAP has not been written down or reserved against. There has been no material adverse change since December 31, 1999 in the amount of accounts receivable or other debts due to the Company and its Subsidiaries or the allowances with respect thereto, or accounts payable of the Company and its Subsidiaries, from that reflected in the Audited Financial Statements.

   SECTION 3.36. Inventory. The inventory of the Company and its Subsidiaries consists of items that are in all material respects good and merchantable and are of a quality and quantity presently usable in the ordinary course of business. The inventory is valued (on an average cost basis) at the lower of cost or market value. All items of the inventory have been properly recorded on the books and records of the Company (including appropriate provisions for items which are obsolete, below standard quality or unusable given the current state of operations of the Company), all in accordance with GAAP. Since December 31, 1999, none of the Company nor any of its Subsidiaries has changed the method of valuing its respective inventory.

   SECTION 3.37. Product Liability. There are no recalls in progress, or the best knowledge of the Company, threatened or pending under the Consumer Products Safety Act, as amended, or any similar act or statute (collectively, "Consumer Protection Legislation") with respect to any products sold by the Company or its Subsidiaries, and no report has been filed under any Consumer Protection Legislation or is required to be filed with respect to any product sold by the Company or its Subsidiaries.

   SECTION 3.38. Copies of Documents. The Company has made available for inspection and copying by the Purchaser and their advisers, true, complete and correct copies of (i) all documents referred to in this Article III or in any schedule hereto, and (ii) execution versions of all documents prepared in connection with the proposed transaction involving Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P., Parande, S.A.S., GRP II, L.P., GRP II Partners, L.P., Pequot Private Equity Fund II, L.P. and Internet Grocery Partners, L.P.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

   The Purchaser hereby represents and warrants to the Company as follows:

   SECTION 4.1. Authorization; Enforceability; No Violations Authorization; Enforceability; No Violations.

     (a) The Purchaser is duly organized and validly existing in good standing as a corporation under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Purchaser has the corporate power to execute, deliver and perform the terms and provisions of the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Documents and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Purchaser is necessary therefor.

     (b) The Purchaser has duly executed and delivered this Agreement and will duly execute and deliver the other Documents to which it is a party. This Agreement constitutes, and the other Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, and, assuming the due execution by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

   SECTION 4.2. Consents. No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Purchaser for the execution, delivery and performance by the Purchaser of this Agreement or any of the other Documents or the consummation of any of the transactions contemplated hereby or thereby other than those required for a Closing that will have been made or obtained on or prior to such Closing.

   SECTION 4.3. Private Placement.

     (a) The Purchaser understands that (i) the offering and sale of the Securities by the Company to the Purchaser is intended to be exempt from registration under the Securities Act pursuant to section 4(2) thereof, and
  (ii) there is no existing public or other market for the Securities.

     (b) The Securities to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and without a view to making a distribution thereof in violation of the Securities Act, without prejudice, however, to its right to sell or otherwise dispose of all or any part of such Securities in compliance with the provisions of the Securities Act and applicable state securities or "blue sky" laws.

     (c) The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities.

     (d) The Purchaser is an "accredited investor," as such term is defined in Regulation D under the Securities Act.

     (e) The Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 7.2(n) hereof, Sidley & Austin will rely on the accuracy and truth of its representations in this Section 4.3, and the Purchaser hereby consents to such reliance.

     (f) The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of this transaction, as well as to obtain any information requested by the Purchaser. Any questions raised by the Purchaser concerning the transaction have been answered to the satisfaction of the Purchaser. The Purchaser's decision to enter into the transactions contemplated hereby is based in part on the answers to such questions as the Purchaser has raised concerning the transaction and on the Purchaser's own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

                                   ARTICLE V

                           COVENANTS OF THE COMPANY

   SECTION 5.1. Operation of Business.

     (a) Except as contemplated hereby or as consented to in writing by the Purchaser, between the date hereof and the Final Closing Date, and thereafter for so long as the Purchaser, together with its Affiliates, or any Permitted Transferee, beneficially owns Threshold Securities, the Company shall, and shall cause each of the Subsidiaries to: (i) in all material respects carry on their respective businesses in, and not enter into any material transaction other than in accordance with, the regular and ordinary course (including related Internet ventures), (ii) use their commercially reasonable efforts to preserve intact their business organizations, (iii) keep available the services of their officers and employees, and (iv) preserve their relationships with customers, suppliers and others having material business dealings with them, and (v) maintain, in all material respects, its assets and properties and keep its books in accordance with present practices in a condition suitable for its current use.

     (b) Between the date hereof and the Final Closing Date, and thereafter for so long as the Purchaser, together with its Affiliates, or any Permitted Transferee, beneficially owns Threshold Securities, except as provided for herein, or contemplated hereby, and except as consented to or approved by the Purchaser, the Company shall not, and shall not permit any of the Subsidiaries to, take any action that would reasonably be expected to cause any of the representations and warranties made by the Company in this Agreement not to remain true and correct as if made at and as of each Closing Date.

     (c) Notwithstanding Section 5.2, the Company and Purchaser shall cooperate and take all actions reasonably necessary to appoint, within ten Business Days from the date hereof, as Chief Executive Officer the person selected by the Purchaser and reasonably satisfactory to the Company, on terms and conditions mutually satisfactory to the Company and the Purchaser. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the approval of the Purchaser, terminate the employment of, amend the employment terms or reduce the responsibility or authority of the Chief Executive Officer.

     (d) The Company shall use its reasonable best efforts to enter into employment agreements (with incentive compensation plans) with the key employees who are of vice president level or above identified on the employment term sheet provided by the Purchaser to Thomas L. Parkinson and Andrew B. Parkinson on or about the date hereof, on the terms and conditions set forth in such term sheet.

   SECTION 5.2. Negative Covenants. Without limiting the generality of Section 5.1, and, except as otherwise expressly permitted or required by this Agreement or set forth in Schedule 5.2, between the date hereof and the Final Closing Date, and thereafter for so long as the Purchaser, together with its Affiliates, or any Permitted Transferee, beneficially owns Threshold Securities, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Purchaser, except to the extent that any of the restrictions set forth below are also restrictions contained in the Credit Agreement in effect as of the date hereof, the Company shall only be restricted herein to the extent the Company is restricted from taking such action in the Credit Agreement.

     (a) (i) declare, set aside or pay any dividends on (whether in cash, shares of capital stock of the Company, or other property), or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to shareholders of the Company in their capacity as such, except Series B Preferred Stock and dividends payable to the Company declared by any of the Company's Subsidiaries, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) other than in connection with the liquidation of Split Pea, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or set apart money or other property for any mandatory purchase or analogous fund for the redemption, purchase or acquisition of any shares of capital stock of the Company (other than shares of Series B Preferred Stock that are redeemed according to their terms);

     (b) authorize, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other voting securities or equity equivalent or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or voting securities or convertible securities or equity equivalent or any phantom stock or stock appreciation rights or enter into any agreement or contract with respect to the sale or issuance of any of such securities; other than (i) any issuance of Common Stock upon exercise of any options or warrants outstanding on the date hereof, (ii) the issuance of stock options pursuant to employee stock option plans providing for the issuance of shares of Common Stock in an aggregate amount not to exceed 2,600,000 shares and the issuance of Common Stock upon exercise thereof
  (iii) the issuance of 500,000 warrants to the McLane Group and the issuance of Common Stock upon exercise thereof and (iv) the issuance of shares of Common Stock to employees under the Company's employee stock purchase plan in effect as of the date hereof.

     (c) amend its Charter or Bylaws, the Certificate of Designation or the Rights Agreement or equivalent governing documents;

     (d) acquire or agree to acquire by merging with, or by purchasing a material amount of assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than (i) inventory in the ordinary course of business or assets having a purchase price not in excess of $100,000 individually or $500,000 in the aggregate;

     (e) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets, other than sales of inventory in the ordinary course of business, or which involve assets having a current value not in excess of $100,000 individually or $500,000 in the aggregate or allow any properties or assets (including, without limitation, Intellectual Property) to become subject to any Lien other than a Permitted Lien;

     (f) incur any indebtedness for borrowed money in excess of $100,000 in any calendar year or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments, in each case in excess of $100,000 in the aggregate in any calendar year in, any other person other than a wholly owned subsidiary, enter into any "keep-well" or other agreement to maintain any financial state and condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

     (g) grant any severance or termination pay not currently required to be paid under existing severance plans or enter into or adopt, or materially amend any existing, severance plan, agreement or arrangement, or enter into or materially amend any employee benefit plan except as required by Applicable Law, or enter into, materially amend or terminate any employment or consulting agreement, except, in each case as required by Applicable Law;

     (h) enter into any contract or commitment with respect to capital expenditures other than expenditures within a capital budget approved by the Purchaser for a calendar year or capital expenditures not in excess of $100,000 in the aggregate in any calendar year;

     (i) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or as required under Applicable Law, make a material amendment or modification of the compensation, bonus or fringe benefits of any of its directors, officers or employees of the Company or any of its Subsidiaries;

     (j) agree to the settlement of any material claim or litigation;

     (k) make or rescind any material tax election or settle or compromise any material tax liability;

     (l) except as required by Applicable Law or GAAP, make any change in its method of accounting or accounting policies;

     (m) except as set forth on the Schedules hereto, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

     (n) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

     (o) enter into any agreement, understanding or commitment that significantly restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

     (p) materially modify, amend or terminate any Commitment or waive any of its rights or claims thereunder or enter into any contract, agreement, commitment or arrangement that, if in existence on the date hereof, would be a Commitment;

     (q) establish, adopt, enter into, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except, in the case of collective bargaining, pension or retirement arrangements, or trusts, as required by Applicable Law;

     (r) execute any new lease or sublease for real property requiring payments in excess of $100,000 in any calendar year, or cancel, modify, terminate or amend any lease or sublease for real property;

     (s) close any distribution center, office or other premises of the Company or any of its Subsidiaries;

     (t) adopt or enter into a plan of complete or partial liquidation, dissolution, winding up, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than liquidations, dissolutions, mergers, consolidations, restructurings, recapitalizations, or other reorganizations involving only wholly-owned Subsidiaries of the Company and no other person;

     (u) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries;

     (v) fail to maintain its Intellectual Property as currently maintained, or allow any material Intellectual Property to expire or to become abandoned, canceled or otherwise terminated;

     (w) commence or terminate the employment of, or materially amend the employment terms of, or change the responsibilities or duties of, the Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Chief Technology Officer or any other executive officer of the Company;

     (x) transfer, license, sell or otherwise dispose of any materially Intellectual Property or Software;

     (y) enter into any agreement, arrangement or transaction with or for the benefit of any person who is an Affiliate of the Company;

     (z) in any way change the preferences, rights or powers with respect to the Series B Preferred Stock, so as to affect the Series B Preferred Stock adversely;

     (aa) create any Subsidiary;

     (bb) cause or permit the number of directors of the Company to be greater than 11;

     (cc) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Charter, Bylaws or other governing documents, which would, directly or indirectly, restrict or impair the ability of the Purchaser to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, securities of the Company that may be acquired or controlled by the Purchaser; or

     (dd) agree to any restriction on the Company's ability to satisfy its obligations under the Certificate of Designation to holders of Series B Preferred Stock or the Company's ability to honor the exercise of any rights of the holders of the Series B Preferred Stock;

     (ee) increase the number of authorized shares of Series B Preferred Stock or authorize the issuance of or issue any shares of the Series B Preferred Stock (other than the issuance of additional shares of Series B Preferred Stock to be paid as dividends on the Series B Preferred Stock pursuant to the terms of the Certificate of Designation); and

     (ff) agree, in writing or otherwise, to take any of the foregoing actions.

   SECTION 5.3. Access to Books and Records. Upon reasonable notice, the Company shall afford, and shall cause each of the Subsidiaries to afford, to the Purchaser and the Purchaser's accountants, counsel and representatives full access to all the Company's and the Subsidiaries' properties, books, contracts, commitments, records (including, but not limited to, tax returns), employees, customers, suppliers and accountants and, shall furnish promptly to the Purchaser (a) a copy of each report, schedule and other document filed or received by the Company or any of the Subsidiaries pursuant to the requirements of federal or state securities laws, and (b) all other information concerning the Company's and the Subsidiaries' business, properties and personnel as the Purchaser may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.3 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchaser.

   SECTION 5.4. Agreement to Take Necessary and Desirable Actions. The Company shall execute and deliver the Documents and such other documents, certificates, agreements and other writings and take such other actions as may be necessary, desirable or reasonably requested by the Purchaser in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

   SECTION 5.5. Compliance with Conditions; Commercially Reasonably
Efforts. The Company shall use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Company and the Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

   SECTION 5.6. Consents and Approvals. The Company shall (a) use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Document or any of the transactions contemplated hereby or thereby, and (b) diligently assist and cooperate with the Purchaser in preparing and filing all documents required to be submitted by the Purchaser to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Purchaser in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchaser all information concerning the Company and its Subsidiaries that counsel to the Purchaser determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

   SECTION 5.7. Stockholder Approval. The Company shall (a) as soon as practicable, but not later than 30 days after the date hereof, prepare and file a proxy statement with the Commission with respect to the holding of a stockholders' meeting (the "Stockholder Meeting") for the purpose of obtaining stockholder approval ("Stockholder Approval") of, amongst other things, (i) the issuance of the Series B Preferred Stock and Warrants to the extent required by Applicable Law and NASD rules and regulations, (ii) the amendment and restatement of the Company's Certificate of Incorporation in a manner reasonably satisfactory to the Purchaser and to reflect the corporate governance provided for herein, and (iii) more generally, if requested by the Purchaser, the approval of this Agreement, the other Documents and the transactions contemplated hereby and thereby, (b) promptly call and give notice of such meeting following the Commission's clearance of such proxy statement and (c) on or before the fortieth (40th) day following the Commission's clearance of such proxy statement, convene and hold such meeting. The Company shall use its commercially reasonable best efforts to obtain such Stockholder Approval, including, but not limited to, responding promptly to the Commission's comments in order to obtain clearance of such proxy statement. The Company shall, through its Board of Directors, recommend to its stockholders that Stockholder Approval be given, and the Company shall use its best efforts to cause each member of the Company's Board of Directors and all other Key Stockholders to vote their shares of Common Stock to approve the items set forth in clause (a) of this Section 5.7. The Company shall otherwise use its best efforts to obtain the requisite vote of its stockholders to obtain the Stockholder Approval. The Company shall afford the Purchaser and its counsel an opportunity to review and comment upon any description of the Purchaser or its Affiliates, this Agreement, the other Documents or the transactions contemplated hereby and thereby set forth in such proxy statement (including all drafts or amendments thereto). The Purchaser shall provide the Company with all necessary information reasonably requested with respect to itself and its Affiliates solely for inclusion by the Company in such proxy statement. The Company shall notify the Purchaser promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders meeting there shall occur any event that would be required, under the Exchange Act and the rules and regulations thereunder, to be set forth in an amendment or supplement to such proxy statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement.

   SECTION 5.8. Tax Treatment of Preferred Stock. The Company covenants and agrees not to take any action inconsistent with the Series B Preferred Stock being considered common stock for U.S. Federal income tax purposes.

   SECTION 5.9. Other Activities of Purchaser. Nothing contained in this Agreement or any other agreement of the Company shall be deemed to prohibit the Purchaser or any of its Affiliates from forming or investing in other entities engaged in activities similar to, or competitive with, those of the Company, or from competing with the Company or any of its Subsidiaries; provided, however, in no event shall this provision override any restriction contained in the Services Agreement.

   SECTION 5.10. HSR Act Filings.

     (a) As promptly as practicable after the date hereof but in any event no later than 10 Business Days thereafter, the Company shall file all reports and documents as may be necessary to comply with the HSR Act. The Company shall cooperate with and assist the Purchaser and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

     (b) The Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted under any antitrust law with respect to the transactions contemplated by this Agreement. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any antitrust law, the Company shall, (i) cooperate with and assist the Purchaser to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions as contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

   SECTION 5.11. No Solicitation.

     (a) From the date hereof until the Closing Date, or the Final Closing Date if the Purchaser elects to have more than one Closing, the Company shall not and shall cause its Affiliates and each of their respective officers, directors, employees, auditors, agents, representatives, consultants, advisors, investment bankers, attorneys, accountants and other agents (collectively, "Representatives") not to, directly or indirectly,
  (i) initiate, solicit or entertain offers from, negotiate with or in any manner knowingly encourage, discuss, accept, or consider any proposal of any other person relating to (w) the acquisition of capital stock of the Company or any of its Subsidiaries, securities convertible into or exchangeable for shares of capital stock of the Company or any of its Subsidiaries, (x) the acquisition of the Company's or any of its Subsidiaries' assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, business combination, recapitalization, liquidation, dissolution or otherwise, (y) the incurrence of indebtedness for borrowed money by the Company or any of its Subsidiaries, or (z) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent, delay or dilute the benefits to the Purchaser of the transactions contemplated hereby, including, without limitation, by taking any action that would make Section 203 of the DGCL or the Rights Agreement inapplicable to an Alternative Transaction (other than the transactions contemplated by this Agreement, sales of inventory in the ordinary course and shares issued upon the exercise of existing stock options) (any of the foregoing being an "Alternative Transaction"), (ii) initiate, participate engage in, or agree to initiate, participate or engage in negotiations or discussions concerning, or provide to any person or entity any information or data relating to the Company or any Subsidiary, or otherwise cooperate with or assist or participate in, facilitating or encouraging, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to an Alternative Transaction, (iii) in connection with any Alternative Transaction, require it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or the other Documents, (iv) grant any waiver or release under or amend any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives; (v) agree to, approve or recommend any Alternative Transaction, or (vi) take any other action inconsistent with the obligations and commitments assumed by the Company pursuant to this
  Section 5.11; provided, however, that nothing contained herein shall limit the ability of the Company to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; and provided further that if, in respect of an offer, proposal or inquiry relating to a possible Alternative Transaction from a third party or entity made after the date hereof which has not been solicited or encouraged in violation of clause (i) or (ii) above, the Board of Directors of the Company determines in good faith, after consultation with counsel, that its fiduciary duties so require, the Company and its Representatives may participate or engage in discussions or negotiations with such third party or entity concerning such Alternative Transaction, or provide such third party with information or data relating to the Company or any Subsidiary, in each case for purposes of complying with its disclosure obligations to its stockholders in connection with the Stockholders' Meeting. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, its Affiliates or their respective Representatives with any person conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.11 by any Representative of the Company or any of its Affiliates whether or not such person is purporting to act on behalf of the Company or any of its Affiliates, shall constitute a breach of this
  Section 5.11 by the Company.

     (b) From the date hereof until the Closing Date, or the Final Closing Date if the Purchaser elects to have more than one Closing, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify the approval or recommendation by such Board of Directors or such committee of this Agreement, the other Documents or any of the transactions contemplated hereby or thereby, (ii) approve or recommend any Alternative Transaction or (iii) cause or permit the Company or any Affiliate to enter into any letter of intent, agreement in principle or other arrangement or agreement with respect to an Alternative Transaction.

     (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.11, the Company shall promptly (but in any event within 24 hours of receipt or occurrence thereof),
  (i) advise the Purchaser orally and in writing of any request for information with respect to, or any inquiry or proposal regarding any Alternative Transaction, or of any information received from Tribune or Nevis in respect of a request for information directed to such stockholder with respect to, or of any inquiry or proposal regarding any Alternative Transaction, (ii) advise the Purchaser of the terms and conditions of such request or inquiry, and (iii) provide to the Purchaser copies of any written documentation material to understanding or evaluating such request, Alternative Transaction or inquiry (the "Alternative Transaction Documentation") which is received by the Company from the person (or from any Representatives of such person) making such Alternative Transaction, inquiry or proposal and the identity of the person making any such request, Alternative Transaction or such inquiry or proposal. The Company shall (x) keep the Purchaser fully informed of the status and material details (including amendments or proposed amendments) of any such request or Alternative Transaction, (y) keep the Purchaser fully informed as to the material details of any information requested, and (z) provide to the Purchaser within one day of receipt thereof all copies of any additional Alternative Transaction Documentation received by the Company from the person (or from any Representatives of such person) making such Alternative Transaction, inquiry or proposal. The Company shall promptly provide to the Purchaser any information concerning the Company provided to any other person in connection with any Alternative Transaction which was not previously provided to the Purchaser.

     (d) The Company shall immediately request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company and the Company shall use its commercially reasonable efforts to have such information returned.

   SECTION 5.12. Use of Proceeds. The Company shall use the proceeds from the sale of Securities hereunder first to repay any indebtedness owing pursuant to the Credit and Security Agreements and thereafter for the development of distribution facilities, advertising and marketing expenses and general corporate purposes.

   SECTION 5.13. Reduction of Capital. In the event that at any time the Company has insufficient "surplus" and "net profits" required under Section 170 of the DGCL to declare dividends on the shares of Series B Preferred Stock in accordance with the terms of the Certificate of Designation, the Company shall reduce its capital by transferring a portion of the capital to surplus to the maximum extent permitted under Section 244 of the DGCL.

   SECTION 5.14. Amendment of Bylaws. Prior to first Closing Date, or if there is only one Closing, the Final Closing Date, the Company shall amend its bylaws in a manner reasonably satisfactory to the Purchaser and to reflect the corporate governance provided for herein.

   SECTION 5.15. Transfer Agent; CUSIP. Prior to the effective date of any registration statement covering the Securities, the Company shall (i) appoint a transfer agent and registrar for the Securities, (ii) provide the transfer agent with printed certificates for the Securities in a form eligible for deposit with The Depository Trust Company, and (iii) provide a CUSIP number for the Securities.

   SECTION 5.16. Notification of Certain Matters. The Company shall promptly notify the Purchaser of the occurrence or non-occurrence of any fact or event which has caused or could reasonably likely cause (x) any representation or warranty made by it in this Agreement or the other Documents to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. The Company shall promptly notify the Purchaser of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Documents.

   SECTION 5.17. Malloy Shares. If the Company purchases less than 311,891 shares of Common Stock from William M. Malloy, the Company and the Purchaser agree to equitably adjust (i) the conversion price of the Shares, such that on conversion of all the Shares only, the Purchaser shall beneficially own 51% of the aggregate issued and outstanding shares of Common Stock, and (ii) the exercise price of the Warrants, such that on exercise of all the Warrants only, the Purchaser shall beneficially own 25% of the aggregate issued and outstanding shares of Common Stock.

                                  ARTICLE VI

                          COVENANTS OF THE PURCHASER

   SECTION 6.1. Agreement to Take Necessary and Desirable Actions. The Purchaser agrees to execute and deliver each of the Documents and such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, desirable or reasonably requested by the Company in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

   SECTION 6.2. Compliance with Conditions; Commercially Reasonable
Efforts. The Purchaser will use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and the Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

   SECTION 6.3. HSR Act Filings.

     (a) As promptly as practicable after the date hereof but in any event no later than 10 Business Days thereafter, the Purchaser shall file all reports and documents as may be necessary to comply with the HSR Act. The Purchaser shall cooperate with and assist the Company and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

     (b) The Purchaser shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted under any antitrust law with respect to the transactions contemplated by this Agreement. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any antitrust law, the Purchaser shall cooperate with and assist the Company to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions as contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

   SECTION 6.4. Confidential Information. The Purchaser acknowledges that the information being provided under Section 5.3 may be material non-public information and hereby covenants and agrees to keep, and cause its Affiliates and representatives to keep, confidential any information identified by the Company as confidential, in a writing delivered to the Purchaser unless (a) such information becomes generally available to the public (other than as a result of a breach of this provision by the Purchaser), (b) such information was available to the Purchaser on a non-confidential basis from a source (other than the Company or its representatives) that, to the Purchaser's knowledge, is not and was not prohibited from disclosing such information to the Purchaser by a contractual, legal or fiduciary obligation or (c) the Purchaser is required by law to disclose such information; provided, that in an event specified in clause (c), the Purchaser shall provide the Company with prompt prior written notice of such required disclosure, the Purchaser shall disclose only that portion of the confidential information that the Purchaser is advised by counsel is legally required. The Purchaser agrees that it will comply, and will cause its representatives to comply, with all U.S. securities laws applicable to the receipt of material non-public information and restrictions on trading in securities when in possession of such information. The Purchaser agrees not to use any confidential information in violation of any law.

   SECTION 6.5. Notification of Certain Matters. From the date hereof through the Final Closing Date, the Purchaser shall promptly notify the Company of the occurrence or non-occurrence of any fact or event of which the Company is aware which has caused or could reasonably likely cause (x) any representation or warranty made by it in this Agreement or the other Documents to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. The Purchaser shall promptly notify the Company of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Documents.

   SECTION 6.6. Restrictions on Mergers. During the one-year period beginning on the date hereof, the Purchaser, and its Affiliates, and its Permitted Transferees shall not propose, or vote any securities in favor of, a merger, reorganization, recapitalization or other similar transaction involving the Company that would result in the elimination of the outstanding shares of Common Stock other than the shares held beneficially by the Purchaser, its Affiliates and its Permitted Transferees, unless any such transaction is approved by an independent committee of the Board of Directors of the Company.

                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

   SECTION 7.1. Conditions to the Company's Obligations. The obligations of the Company hereunder required to be performed on each Closing Date with respect to the Purchaser shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Purchaser, shall be made in writing), at or prior to the Closing occurring on such Closing Date, of the following conditions:

     (a) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of such Closing Date.

     (b) The Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by the Purchaser at or prior to such Closing Date.

     (c) All material governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of the transactions contemplated by the Documents to occur on such Closing Date shall have been obtained and shall be in full force and effect, the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (d) The Purchaser shall have delivered to the Company a certificate, executed by the Purchaser or on its behalf by a duly authorized representative, dated as of such Closing Date, certifying that each of the conditions specified in this Section 7.1 has been satisfied with respect to the Purchaser.

     (e) All documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to the Company, shall have been executed and delivered by the parties thereto and no party to any of the foregoing (other than the Company) shall have breached any of its material obligations thereunder.

   SECTION 7.2. Conditions to The Purchaser's Obligations. The obligations of the Purchaser hereunder required to be performed at each Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Company, shall be made in writing), at or prior to the Closing, of the following conditions:

     (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as of such Closing Date.

     (b) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement and the other Documents, to be performed and complied with by it at or prior to such Closing Date, and there shall exist no Event of Default (as defined in the Credit Agreement) under the Credit and Security Agreements.

     (c) The Company shall have entered into or caused to become effective such agreements and governing documents as the Purchaser may deem reasonably appropriate to effect the provisions of the Voting Agreement, and each of such agreements and documents shall be in full force and effect.

     (d) The Company's Board of Directors shall consist of not more than 11 directors. If immediately following the subject Closing, the Purchaser would beneficially own securities of the Company that constitute, or if exercised, exchanged or converted into Common Stock would constitute, at least 33 1/3% of the aggregate issued and outstanding Common Stock, provided that the Purchaser has given notice to the Company at least two Business Day's prior to a Closing (without duplication) of its Purchaser Nominees, the Company shall have appointed a total of six of such Purchaser Nominees (or such lessor number as provided by the Purchaser) to serve as members of the Company's Board of Directors.

     (e) All Documents and all documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to the Purchaser, shall have been executed and delivered by the parties thereto, be in full force and effect and no party to any of the foregoing (other than the Purchaser) shall have breached any of its material obligations thereunder.

     (f) (i) Since December 31, 1999, no change, occurrence or development shall have occurred, been threatened or become known to the Purchaser that could reasonably be expected to have a Material Adverse Effect, (ii) the Purchaser shall not have become aware of any information or other matter relating to the Company (x) of which the Company (but not the Purchaser) had knowledge on or prior to the date of this Agreement, (y) that, in the Purchaser's reasonable judgment, is inconsistent with any information or other matter relating to the Company disclosed to the Purchaser by the Company or any of its representatives prior to the date of this Agreement, and (z) would have been viewed by the Purchaser, in its reasonable judgment, as having materially and adversely altered the total mix of information made available to the Purchaser prior to the date of this Agreement. For purposes of this Section 7.2(f), the Company shall be deemed to have "knowledge" of a particular fact or other matter if (I) any individual who is serving, or who has at any time served, as a director, officer or management-level employee of the Company is actually aware of such fact or other matter; or (II) a prudent individual serving as a director, officer or management-level employee of the Company could be expected to discover or otherwise become aware of such fact or other matter in the diligent exercise of his or her duties in such capacity. There shall have been no material adverse development in any pending litigation that in the reasonable good faith judgment of the board of directors of the Purchaser, after consultation with legal counsel, could reasonably be likely to result in a material adverse judgment against the Company resulting in damages (after taking into account any recoveries under available insurance) in an amount in excess of $3,000,000.

     (g) Since December 31, 1999, the business of the Company shall have been operated in compliance with all Applicable Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (h) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened which, in the reasonable judgment of the Purchaser, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental matters or the Benefit Plans) pending or threatened against the Company or its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (i) During the seven-calendar-day period ending on such Closing Date,
  (A) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market shall not have been suspended and minimum prices shall not have been established on either of such exchanges or such market by such exchange or by the Commission, and (B) a general banking moratorium shall not have been declared by Federal or New York or California authorities.

     (j) All registration rights agreements with the Company shall have been amended to provide that no other person will exercise any demand or piggy back registration rights without the prior written consent of the Purchaser.

     (k) All governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of all of the transactions contemplated by the Documents to occur on such Closing Date shall have been obtained and shall be in full force and effect, and the Purchaser shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (l) The Company shall have delivered to the Purchaser a certificate, executed by it or on its behalf by a duly authorized representative, dated as of such Closing Date, certifying that each of the conditions (other than any condition the fulfillment of which is subject to the reasonable satisfaction of the Purchaser) specified in this Section 7.2 has been satisfied.

     (m) Sidley & Austin, counsel to the Company, shall have delivered to the Purchaser an opinion, dated such Closing Date, addressed to the Purchaser, substantially in the form attached as Exhibit J hereto.

     (n) The Purchaser shall have received delivery of the Securities as set forth hereunder.

     (o) The Company shall have delivered to the Purchaser certificates of the appropriate public officials to the effect that each of the Purchaser and its Subsidiaries is a validly existing corporation in good standing in its jurisdiction of organization dated not more than 5 days prior to the Closing Date.

     (p) The Company shall have delivered to the Purchaser a certificate of the Secretary of the Company (i) certifying that a true and correct copy of the Charter, Bylaws and all resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and each Document to which the Company is a party and authorizing the performance by the Company of the transactions contemplated hereby and thereby is attached thereto and (ii) containing the incumbency and specimen signature of each of the officers of the Company.

     (q) The Company shall have taken all necessary action so that at least two thirds of the Company's then current Board of Directors shall have approved the election of the Purchaser Nominees.

     (r) William M. Malloy shall not have revoked the Malloy Agreement with respect to the waiver of discrimination claims contained in such agreement or if such agreement has been revoked, a substitute agreement containing substantially similar terms shall have been entered into by William M. Malloy and the Company.

     (s) The Purchaser shall have received a complete and correct signed copy of the written opinions confirming the oral opinions of Wasserstein and Houlihan Lokey referred to in Section 3.29.

     (t) The Purchaser shall have received such other certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement or the other Documents as it may reasonably request.

                                 ARTICLE VIII

                 INFORMATION; DIRECTORS; RESERVATION OF STOCK

   SECTION 8.1. Access to Information. As long as the Purchaser, together with its Affiliates, or Permitted Transferees, beneficially owns Threshold Securities, upon the request of the Purchaser, the Company shall afford the Purchaser and its accountants, counsel and other representatives full access to all of the properties, books, contracts, commitments, and records (including, but not limited to, tax returns), employees, customers, suppliers and accountants of the Company and its Subsidiaries. The Purchaser will, and will cause its agents to, conduct any such investigations on reasonable advance notice, during normal business hours, with reasonable numbers of persons and in such a manner as not to interfere unreasonably with the normal operations of the Company and its Subsidiaries.

   SECTION 8.2. Information Rights of Purchaser. As long as the Purchaser, together with its Affiliates, or Permitted Transferees, beneficially owns Threshold Securities, the Company shall furnish to the Purchaser, the following:

     (a) Monthly Reports. As soon as available, but not later than 30 days after the end of each fiscal month (or 45 days in the case of the report for the month of April 2000), beginning with the report for the month of April 2000, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated statements of income of the Company and its Subsidiaries for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth, in each case, in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with GAAP (except for the absence of footnotes, and quarter-end and year-end adjustments).

     (b) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period, (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated statements of income, cash flows and changes in stockholders' equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnote disclosure, and (ii) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include (x) a comparison between operating and financial results and budget and (y) an analysis of the operations of the Company and its Subsidiaries for such period.

     (c) Annual Audit. As soon as available, but not later than 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company and its Subsidiaries, which shall include statements of income, cash flows and changes in stockholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with GAAP, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Company's Board of Directors. The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its accountants to render the report referred to in this Section 8.2(c).

     (d) Notice of Litigation, Disputes and Adverse Changes. Prompt notice of:

       (i) each material legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries (or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted), and

       (ii) any other occurrence or change of circumstance relating to the Company which, in either such case, could reasonably be expected to materially and adversely affect the Company's condition (financial or otherwise), properties, assets, liabilities, business or operations (except for any changes that are the effect or result of economic factors generally affecting the economy as a whole).

     (e) Miscellaneous. Promptly upon becoming available, each of the following:

       (i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the Commission, any securities exchange or NASDAQ;

       (ii) notification in writing of the existence of any default, which continues uncured for a period of more than 10 days thereafter, under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

       (iii) upon request, copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its accountants; and

       (iv) upon request, any other information reasonably requested.

   SECTION 8.3. Information Rights. Without duplication of any document or information provided pursuant to Section 8.2, as long as the Purchaser beneficially owns any shares of Common Stock, the Company shall provide to the Purchaser the following:

     (a) as soon as available, but not later than 45 days after the end of each quarterly accounting period, a Quarterly Report on Form 10-Q or, if the Company does not then file quarterly reports with the Commission, the documents referred to in Section 8.2(b);

     (b) as soon as available, but not later than 90 days after the end of each fiscal year, an Annual Report on Form 10-K or, if the Company does not then file annual reports with the Commission, the audited consolidated financial statements referred to in Section 8.2(c); and

     (c) simultaneously with any distribution of any document to the stockholders of the Company generally, any such document so distributed.

   SECTION 8.4. Directors.

     (a) At all times, the Company shall use its reasonable best efforts to ensure that the Company's Board of Directors shall consist of not more than 11 directors.

     (b) (i) As of the date hereof, the Company shall have appointed three Purchaser Nominees to be directors of the Company. (ii) As long as the Purchaser beneficially owns securities of the Company that constitute, or if converted into Common Stock would constitute, at least 70% of the aggregate issued and outstanding Common Stock, the Company shall use its reasonable best efforts to ensure that a total of seven Purchaser Nominees are members of the Company's Board of Directors. For the purposes of this clause (ii), the Previously Issued Warrants and the Warrants shall not be included in the calculation of the Purchaser's beneficial ownership. (iii) As long as the Purchaser beneficially owns securities of the Company that constitute, or if exercised, exchanged or converted into Common Stock would constitute, at least 33 1/3% but no less than 70% of the aggregate issued and outstanding Common Stock, the Company shall use its reasonable best efforts to ensure that a total of six Purchaser Nominees are members of the Company's Board of Directors. (iv) As long as the Purchaser beneficially owns securities of the Company that constitute, or if exercised, exchanged or converted into Common Stock would constitute, at least 10% but no less than 33 1/3% of the aggregate issued and outstanding Common Stock, the Company shall use its reasonable best efforts to ensure that a total of three Purchaser Nominees are members of the Company's Board of Directors. For the purposes of clauses (iii) and (iv) of this Section 8.4(b), the Previously Issued Warrants and the Warrants shall be included in the calculation of the Purchaser's beneficial ownership. Notwithstanding the foregoing, as long as any loan or commitment is outstanding under the Credit Agreement, the Company shall use its reasonable best efforts to ensure that no less than a total of three Purchaser Nominees are members of the Company's Board of Directors. The Company and the Board of Directors may not take any action, without due cause, to remove the Purchaser Nominees serving as directors of the Company.

     (c) The Company shall ensure that the Board of Directors (and the Company's nominating committee, if any) shall recommend the inclusion of the Purchaser Nominees such persons in the slate of nominees recommended to stockholders for election as directors at each annual meeting of stockholders of the Company.

     (d) The Board of Directors shall appoint Purchaser Nominees to serve on each committee of the Board of Directors in at least the same proportions that the number of Purchaser Nominees serving on the Board of Directors bears to the total number of directors then comprising the Board of Directors, provided, however, that the Company and the Purchaser shall cooperate in order to comply with any NASD rules or regulations (or the rules and regulations of any national exchange on which the Company's Common Stock is traded) relating to director independence on committees.

     (e) If at any time, a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of any Purchaser Nominees, then the Board of Directors shall appoint an individual designated by the Purchaser to fill such vacancy until the next meeting of stockholders.

     (f) The Company shall provide the Purchaser Nominees serving as directors notice of each meeting of the Board of Directors at the same time and in the same manner as other members of the Board of Directors.

     (g) The Purchaser Nominees serving as directors shall be entitled to compensation and indemnification rights consistent with those of other directors of the Company, including, without limitation, any rights to participate in stock option or similar plans. At all times on and after the date hereof, the Company shall be a party to and comply with indemnification agreements (in such form as is currently available to the Company's directors or such other form mutually satisfactory to the Purchaser and the Company) with each of the nominees of the Purchaser serving as directors. The Company shall at all times maintain a directors' and officers' insurance policy covering the Company's directors and officers that provides, in the aggregate, at least $10,000,000 of liability coverage and, in any event, substantially no less coverage than the policy covering the current directors of the Company as of the date of this Agreement.

     (h) The provisions of this Section 8.4 shall be further effected pursuant to an amendment to the Company's Bylaws in a form acceptable to the Purchaser, which shall not be further amended by the Board of Directors in a manner that, individually or in the aggregate, adversely affects the Purchaser.

     (i) If at any time the Board of Directors shall consist of more than 11 Directors or the number of Purchaser Nominees serving as directors of the Company (or members of committees) shall be less than the number required pursuant to this Section 8.4 and the requirement that the Company appoint such number of Purchaser Nominees as directors of the Company does not violate Applicable Laws or NASD rules or regulations (or the rules or regulations of any national exchange on which the Company's Common Stock is traded), then for all purposes of the Documents, the Company shall be deemed to have failed to comply in a material respect with its agreements contained in this Agreement; provided, however, if the number of Purchaser Nominees is less than the number required pursuant to this Section 8.4 solely because of the resignation, death or incapacity of a Purchaser Nominee, then the Company shall not have failed to comply with its agreements contained in this Agreement.

     (j) The Purchaser and its Affiliates shall vote the Securities and any shares of Common Stock it owns in favor of the appointment of the Purchaser Nominees to the Board of Directors.

   SECTION 8.5. Reservation of Common Stock. Prior to any Closing Date, the Company shall reserve and keep available out of its authorized but unissued Common Stock, the number of shares required for issuance upon the conversion of the Series B Preferred Stock and the exercise of the Warrants being purchased at such Closing (including any additional shares which may become so issuable by reason of the operation of anti-dilution provisions of the Certificate of Designation and the Warrants).

                                  ARTICLE IX

                                 MISCELLANEOUS

   SECTION 9.1. Survival; Indemnification.

     (a) All representations, warranties, covenants and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before a Closing Date) contained in this Agreement shall be deemed made at each Closing as if made at such time and shall survive such Closing for two years, except that (i) with respect to claims asserted pursuant to this Section 9.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved, (ii) Sections 3.10,
  3.15 and 3.16 shall survive until the end of the applicable statute of limitations (as waived, tolled or amended), and (iii) Section 3.2 and this
  Section 9.1 shall survive indefinitely. All statements as to factual matters contained in any certificate, document or other instrument executed and delivered by the parties pursuant hereto shall be deemed to be representations, warranties and covenants by such party hereunder. No claim may be commenced under this Section 9.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party shall be released from all liability with respect to claims under each such section not theretofore made by the Indemnified Party. A claim shall be made or commenced hereunder by the Indemnified Party delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim.

     (b) (i) The Company agrees to indemnify and hold harmless the Purchaser, its Affiliates, and their respective officers, directors, employees and duly authorized agents and each of their affiliates and each other person controlling the Purchaser or any of their Affiliates within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act and any partner of any of them from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any person to which any party indemnified under this clause may become subject which is related to or arises out of (A) the transactions contemplated by this Agreement and the other Documents, whether or not consummated, (B) any breach of, or failure to perform any of the representations, warranties, covenants or agreements made in any of the Documents by the Company or (C) any action or omission of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by the other Documents, and will reimburse the Purchaser and any other party indemnified under this clause for all reasonable out-of-pocket expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by the Purchaser or any such other party indemnified under this clause and further agrees that the indemnification and reimbursements commitments herein shall apply whether or not the Purchaser or any such other party indemnified under this clause is a formal party to any such lawsuits, claims or other proceedings. The foregoing provisions are expressly intended to cover, without limitation, reimbursement of legal and other expenses incurred in a deposition or other discovery proceeding.

       (ii) Notwithstanding the foregoing clause (i), the Company shall not be liable to any party otherwise entitled to indemnification pursuant thereto: (A) in respect of any loss, claim, damage, liability or expense to the extent the same is determined, in final judgment by a court having jurisdiction, to have resulted from the gross negligence or willful misconduct of such party or (B) for any settlement effected by such party without the written consent of the Company, which consent shall not be unreasonably withheld.

     (c) If a person entitled to indemnity hereunder (an "Indemnified Party") asserts that any party hereto (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 9.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party agrees to notify the Indemnifying Party promptly and to cooperate with the Indemnifying Party, at the Indemnifying

  Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary therefor.

     Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of such failure or delay.

     (d) In fulfilling its obligations under this Section 9.1, after providing each Indemnified Party with a written acknowledgment of any liability under this Section 9.1 as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion deem appropriate; provided, however, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and
  (ii) the Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided, however, that in the event that the defendants in, or targets of, any such claim, action or proceeding include more than one Indemnified Party, and any Indemnified Party shall have reasonably concluded, based on the opinion of its own counsel, that there may be one or more legal defenses available to it which are in conflict with those available to any other Indemnified Party, then such Indemnified Party may employ separate counsel to represent or defend it or any other person entitled to indemnification and reimbursement hereunder with respect to any such claim, action or proceeding in which it or such other person may become involved or is named as defendant and the Indemnifying Party shall pay the reasonable fees and disbursement of such counsel. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to direct the defense or investigation of such claim, action or proceeding if (A) in the written opinion of counsel to the Indemnified Party, use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, or (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding. In all other situations, the Indemnified Party shall have the right to participate in the defense or investigation of such claim, action or proceeding if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or if the fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnified Party. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

     (e) If for any reason (other than the gross negligence or willful misconduct referred to in subclause (b)(ii) above) the foregoing indemnification by the Company is unavailable to any Indemnified Party or is insufficient to hold it harmless as and to the extent contemplated by subclauses (b), (c) and (d) above, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its Affiliates, on the one hand, and the Purchaser and any other applicable Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

   SECTION 9.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service.

     If to the Company, to it at:

       Peapod, Inc.
       9933 Woods Drive
       Skokie, IL 60077
       Attention: Andrew Parkinson, Chairman
       Facsimile: (847) 583-9495

     with a copy (which shall not constitute notice) to:

       Sidley & Austin
       Bank One Plaza
       10 South Dearborn Street
       Chicago, IL 60603
       Attn: Christine A. Leahy, Esq.
       Facsimile: (312) 853-7036

     if to the Purchaser:

       Koninklijke Ahold N.V.
       c/o The Stop and Shop Supermarket Company
       1385 Hancock Street
       Quincy, MA 02169
       Attn: David Kramer, Esq.
       Facsimile: (617) 770-6013

     and:

       Koninklijke Ahold NV
       Albert Heijnweg 1
       1507 EH Zaandam, The Netherlands
       Attention: Ton van Tielraden, Esq.
       Facsimile: (31-75) 659-8366

     and a copy (which shall not constitute notice) to:

       White & Case
       1155 Avenue of the Americas
       New York, New York 10036
       Attention: Maureen S. Brundage, Esq./John M. Reiss, Esq.
       Facsimile: (212) 354-8113

   SECTION 9.3. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth in Section 9.2, such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Purchaser to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

   SECTION 9.4. Termination; Fees.

     (a) This Agreement may be terminated in accordance with the next two sentences. This Agreement may be terminated by (i) by mutual agreement of the parties at any time, (ii) by either party if the Stockholder Approval is not obtained on or prior to the seventh month anniversary of the date hereof, or (iii) by either party, if the Company's stockholders vote against this Agreement and the transactions contemplated hereby at the Stockholders' Meeting. Termination pursuant to the foregoing clauses (i),
  (ii) or (iii) notwithstanding, Sections 3, 4, (for the purposes of Section 9.1), 5, 6.4, 8 and 9 hereof shall remain in effect. No termination of this Agreement shall affect any party's liability for willful breach of this Agreement.

     (b) If this Agreement is terminated by the Purchaser in accordance with clauses (ii) or (iii) of Section 9.4(a), and the Purchaser shall have voted in favor of this Agreement and the transactions contemplated hereby at the Stockholders' Meeting, all securities of the Company held by it (and eligible to vote, it being understood that the Purchaser shall have no obligation to exercise any Warrants) as of the record date for such Stockholders' Meeting, on the day next succeeding the date of such termination, the Company shall (x) reimburse the Purchaser in immediately available funds for the out-of-pocket expenses of the Purchaser (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors and all fees and expenses payable to any financing sources) related to this Agreement or the other Documents, the transactions contemplated hereby and thereby and any related financing and
  (y) pay to the Purchaser in immediately available funds an amount equal to $1,000,000.

   SECTION 9.5. Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties or their Affiliates, whether oral or written, with respect to the subject matter hereof, including, without limitation, the letter dated April 4, 2000 from the Purchaser to the Company, together with the letter in response dated April 4, 2000 from the Company to the Purchaser, and the letter agreement, dated March 28, 2000, entered into by the Company with Ahold USA, Inc.

   SECTION 9.6. Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

   SECTION 9.7. Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

   SECTION 9.8. Titles and Headings; Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Company, the Company confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

   SECTION 9.9. Exhibits and Schedules. Each of the annexes, exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

   SECTION 9.10. Expenses; Brokers. The Company shall pay or cause to be paid, whether or not any Closing occurs hereunder, all reasonable out-of-pocket fees and expenses incurred by the Purchaser and its respective Affiliates, in connection with the transactions contemplated by this Agreement, the other Documents and all matters related thereto (including, without limitation, HSR Act filing fees, and reasonable fees and disbursements of counsel and consultants). Each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other intermediary, in connection with the transactions contemplated by this Agreement for whose fees or expenses any other party will be liable and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

   SECTION 9.11. Press Releases and Public Announcements. All press releases and similar public announcements relating to the transactions contemplated by the Documents shall be made only if mutually agreed upon by the Company and the Purchaser, except to the extent that such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation; provided that any such required disclosure shall only be made by one party, to the extent consistent with law, after consultation with the other party.

   SECTION 9.12. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company or the Purchaser without the prior written consent of the other; provided that the Purchaser may assign or delegate its rights, duties and obligations hereunder to a Permitted Transferee, provided, however, to the extent rights in this Agreement are subject to the Purchaser owning a minimum amount of capital stock of the Company, the Permitted Transferee will not be entitled to exercise such rights unless it owns such minimum amount of capital stock. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 9.1.

   SECTION 9.13. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

   SECTION 9.14. Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. All documents and closing deliveries for the transactions contemplated by this Agreement and the other Documents may be delivered by a party at the Closing via facsimile; provided, that, the originally executed signature pages and original documents are delivered to the appropriate parties within two (2) Business Days following the Closing.

   SECTION 9.15. Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to the Purchaser the Shares to be purchased by it hereunder.

   SECTION 9.16. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

                                     * * *

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         PEAPOD, INC.
                                         a Delaware corporation

                                         By: /s/ Andrew B. Parkinson
                                             ---------------------------
                                         Name: Andrew B. Parkinson
                                               -------------------------
                                         Title: Chairman
                                               -------------------------
                                         KONINKLIJKE AHOLD N.V.
                                         a Netherlands corporation

                                         By: /s/ Ton van Tielraden
                                             ----------------------------
                                         Name: Ton van Tielraden
                                               --------------------------
                                         Title: Senior Vice President and
                                                General Counsel
                                                -------------------------

                                                              Purchase Agreement

                                   SCHEDULE I

             Series B Preferred Stock and Warrants to be Purchased

                    Security                       Number     Purchase Price
                    --------                     ---------- -------------------
Warrants (Credit Agreement).....................  3,566,667     $       100
Shares of Series B Preferred Stock..............    726,371     $72,637,024
Warrants (Preferred Stock)...................... 32,894,270 No additional price above price of
                                                            Shares of Series B
                                                            Preferred Stock




                                                              Purchase Agreement

                                     S I-1